UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Celadon Group, Inc.
(Name of Registrant as Specified In Its Charter)

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Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 11, 2013

To Our Stockholders:

You are cordially invited to attend the 2013 annual meeting of stockholders (the "Annual Meeting") of Celadon Group, Inc., a Delaware corporation (the "Company"), to be held at our principal executive offices, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235 at 9 a.m. local time, on Wednesday, December 11, 2013, for the following purposes:

1.	to consider and act upon a proposal to elect five directors of the Company;
2.	to conduct an advisory, non-binding vote on executive compensation;
3.
to consider and act upon a proposal to approve an amendment to the Celadon Group, Inc. 2006 Omnibus Incentive Plan, as amended (the "Incentive Plan") to (i) increase by 750,000 the maximum aggregate number of shares of common stock available for the grant of awards under the Incentive Plan, which would result in approximately 819,913 shares being available under the Incentive Plan for future awards, and (ii) re-set the term of the Incentive Plan to expire on October 2, 2023, with respect to the ability to grant new awards; and

4.	to transact such other business as may properly come before the annual meeting.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on October 14, 2013, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.  Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. You may also vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903. The prompt return of your proxy may save us additional expenses of solicitation.

By order of the Board of Directors

/s/ Kenneth Core
Kenneth Core
Secretary

Indianapolis, Indiana
November 1, 2013

CELADON GROUP, INC.

9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 11, 2013

GENERAL INFORMATION

This proxy statement ("Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Celadon Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held on Wednesday, December 11, 2013, beginning at 9 a.m. local time, at our principal executive offices located at 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235, and any adjournment thereof.

A Notice of Internet Availability of Proxy Materials (the "Internet Notice") was first mailed on or about November 1, 2013, to stockholders of record at the close of business on October 14, 2013 (the "Record Date").  The Internet Notice will instruct you as to how you may access and review the proxy materials.  The Proxy Statement, the proxy card, and our Annual Report are first being made available to stockholders on November 1, 2013.

The terms "Company," "we," "us," and "our" refer to Celadon Group, Inc. and its subsidiaries.

Voting by Proxy

THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS. When a proxy is executed and returned prior to the Annual Meeting, the proxy will be voted according to the instructions made by the stockholder when granting the proxy. Where specific choices are not indicated, all proxies received pursuant to this solicitation will be voted (i) FOR the election of the director nominees named below; (ii) FOR approval of the advisory resolution on executive compensation; (iii) FOR approval of the second amendment to the Incentive Plan; and (iv) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders. We have not received notice of other matters that properly may be presented for voting at the Annual Meeting.

Your executed proxy appoints each person appointed to vote the proxies as your duly authorized attorney-in-fact and gives such person the power to represent and vote at the Annual Meeting all shares of our outstanding common stock that you are entitled to vote as a stockholder.  Such person will vote your shares as instructed by you on your proxy.  If you do not provide voting instructions on Proposals 1, 2, or 3, or for any other matters properly presented at the Annual Meeting, your proxy also gives such person the discretionary authority to vote your shares represented thereby as recommended above by the Board of Directors and in accordance with such person's best judgment.

Voting Rights

Only stockholders of record at the close of business on the Record Date ("Stockholders") are entitled to vote, either in person or by valid proxy, at the Annual Meeting. As of the close of business on the Record Date, there were issued and outstanding 23,287,798 shares of common stock, par value $.033 per share, entitled to cast votes on all matters subject to a vote at the Annual Meeting. The total number of issued and outstanding shares excludes approximately 1,139,790 of common stock underlying issued and outstanding stock options granted under our incentive stock plans and other arrangements. Stockholders are entitled to one vote for each share of common stock held of record. Holders of unexercised options or other rights to acquire common stock are not entitled to vote the underlying shares at the Annual Meeting, but holders of restricted stock are entitled to vote such shares at the Annual Meeting. We have no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if the holders of a majority of the total number of shares of common stock issued and outstanding as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote

Directors are elected by an affirmative vote of a plurality of the votes cast by Stockholders entitled to vote and represented in person or by proxy at the Annual Meeting, which means the director nominees receiving the highest number of votes for their election will be elected as directors. Approval of any other matter properly submitted to Stockholders for action at the Annual Meeting, including approval of the second amendment to the Incentive Plan, requires the affirmative vote of a majority of the votes cast by Stockholders entitled to vote and represented in person or by proxy at the Annual Meeting, unless a different vote is required by law or our certificate of incorporation or bylaws. Abstentions and broker non-votes are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote, but will have the same effect as negative votes with respect to the approval of the advisory, non-binding resolution on executive compensation, approval of the second amendment to the Incentive Plan, and any other matter submitted to Stockholders.

Voting Instructions

Your method of stock ownership determines the method by which you may vote your shares.  If your shares are registered directly in your name in the stock register and stock transfer books of the Company or with our transfer agent, you are a "registered holder" and considered the stockholder of record with respect to those shares.  If you hold your shares through a broker, rather than holding shares registered directly in your name, you are considered a "beneficial owner" of shares held in street name.  Beneficial owners have the right to instruct their broker how to vote the shares held in their account.

If you are a registered holder of record of our common stock, you may vote your shares either by (i) telephone by calling a toll-free number, (ii) using the Internet and visiting the designated website, (iii) mailing in your proxy card, or (iv) attending the Annual Meeting and notifying and obtaining a ballot from the Secretary prior to the occurrence of any votes.  We have arranged for telephone and Internet-voting procedures to be used. These procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.  If you choose to vote by telephone or by using the Internet by accessing the designated website, please refer to the specific instructions on the proxy card.  The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Daylight Time on Tuesday, December 10, 2013.  If you wish to vote using the proxy card, please complete, sign, and date your proxy card and return it to us before the Annual Meeting.

Beneficial owners who hold their shares in street name will need to obtain a voting instruction form from the broker or institution that holds their stock and must follow the voting instructions given by that broker or institution.  A beneficial owner of shares may not vote in person at the Annual Meeting unless they obtain from their broker or institution a legal proxy that gives them the right to vote the shares.

Right to Attend the Meeting; Revocation of Proxy

Returning a proxy now will not interfere with a Stockholder's right to attend the Annual Meeting or to vote his or her shares personally at the Annual Meeting if he or she wishes to do so. Stockholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice of revocation to our Secretary at the address of our principal executive offices, by executing a subsequent proxy and delivering it to our Secretary at such address, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding common stock. Proxies will be solicited by mail and may be solicited personally by directors, officers, or our regular employees, who will not receive any additional compensation for any such services.

Form 10-K

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2013 Annual Report to Stockholders that was made available on or about September 13, 2013, together with this Notice of Annual Meeting and Proxy Statement, to all Stockholders. A copy of our Annual Report is available free of charge on the Investors section of our corporate website at www.celadontrucking.com. The Annual Report is not incorporated into this Proxy Statement, and is not considered proxy-soliciting material.

Important Information to Read with this Proxy Statement

This Proxy Statement contains the proposals to be considered by Stockholders at the Annual Meeting, as well as important information concerning, among other things, our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of KPMG, LLP ("KPMG"), our prior independent registered public accounting firm; and instructions for stockholders who want to make proposals at the next Annual Meeting of Stockholders. EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE COMPLETING AND RETURNING THE ENCLOSED PROXY CARD.

Electronic Access to Proxy Statement and Form 10-K

This Proxy Statement and our 2013 Form 10-K may be viewed online at www.celadontrucking.com; provided, you may not cast any votes through our website. If you are a Stockholder, you can elect to receive future Forms 10-K and proxy statements electronically by marking the appropriate box on your proxy form. If you choose this option and remain a stockholder at such time, you will receive a proxy form prior to the next Annual Meeting of Stockholders listing the website locations at which the Form 10-K and proxy statement can be found and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold our stock through a bank, broker, or another holder of record, refer to the information provided by that entity for instructions on how to elect this option. Selecting this option will save us the time and expense of printing and mailing these materials to you.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, Stockholders will elect five (5) directors to serve as the Board of Directors until our Annual Meeting of Stockholders following our 2014 fiscal year or until their successors are duly elected and qualified. Upon recommendation by the Compensation and Nominating Committee of the Board of Directors (the "Compensation Committee"), our Board of Directors has nominated Stephen Russell, Anthony Heyworth, Catherine Langham, Michael Miller, and Paul Will for election as directors. Each of the nominees is presently serving as a director. In the absence of contrary instructions, each proxy will be voted for the election of all of the proposed directors.

If any of the nominees named above become unable for any reason or unwilling for good cause to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

Nominees for Directorships

Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of nominees standing for election as directors at the Annual Meeting, as well as the specific attributes qualifying each nominee for a directorship, is set forth below. All references to experience with the Company include positions within our operating subsidiaries, Celadon Trucking Services, Inc., a New Jersey corporation, and Celadon Logistics Services, Inc., a Delaware corporation. All executive officers are elected annually by the Board of Directors.

                Stephen Russell, 73, has been our Chairman of the Board (“Chairman”) since our inception in July 1986 and served as Chief Executive Officer ("CEO") from July 1986 until December 2012, when he transitioned to serving solely as Chairman.  He continues to serve as Chairman in a non-employee role. He was our President from September 2000 to October 2004. Mr. Russell's leadership and industry knowledge helped guide our Company through the volatile economic conditions that have persisted over the past several years. In addition to his role within our Company, he is a member of the American Trucking Associations' Executive Committee. He previously served as the Chairman of their Audit Committee, Chairman of the Homeland Security Policy Committee of the American Trucking Associations, and as a member of the Board of the Truckload Carriers Association. Mr. Russell has also served as Chairman of the Board of Governors of the Indianapolis Museum of Art. The Board believes that Mr. Russell's significant and extensive understanding of our business and industry developed over the past 25 years, as well as his leadership skills, qualify him for continued service as a director and the Chairman of the Board.

Anthony Heyworth, 69, has been one of our directors since 1999. Mr. Heyworth is Chairman of the Audit and Corporate Governance Committee of the Board of Directors (the “Audit Committee”) and a member of the Compensation Committee. Mr. Heyworth retired from KeyCorp in February 2001 as Vice Chairman, Commercial Banking, KeyBank N.A. after a 36-year career with this financial services company. He also served as Chairman, President, and CEO of Keybank – Indiana, Michigan, and Florida from 1989 to 2001. He joined the former Central National Bank in 1965 and was Executive Vice President when the bank merged with Society National Bank of Cleveland in 1986 and KeyBank in 1994. Mr. Heyworth has a long and extensive experience with our business. The Board believes that Mr. Heyworth's significant leadership experience with financial institutions, understanding of financial statements, and long tenure as one of our directors qualifies him well to assist the Board in navigating complex financial issues and serving as a Board member.

Catherine Langham, 55, has served as a director since July 2007. She is a member of both the Audit Committee and the Compensation Committee. Ms. Langham is President and Chief Executive Officer of Langham Logistics, Inc. ("LLI"), a global freight management company specializing in expedited transportation, warehousing, and distribution based in Indianapolis, Indiana. Ms. Langham has been with LLI since its inception over twenty years ago and brings extensive experience in the logistics industry. Ms. Langham serves as a director of The Finish Line, Inc., and as a director of H.H. Gregg. Ms. Langham was a director of Marsh Supermarket, Inc. from 1998 through September 2006 and previously served as a member of the Regions Bank Board of Advisors, as a member of the Board of the Indiana Economic Development Corporation, as Chairperson of the Greater Indianapolis Chamber of Commerce, and as the Chairperson of the Board of the National Association of Women Business Owners, Indiana Chapter, and of the Air Forwarders Association. Ms. Langham's experience provides the Board with unique insight into business development and management oversight. The Board believes Ms. Langham's extensive experience serving on Boards coupled with her strategic planning, business development, industry knowledge, and management skills qualify her to serve on our Board.

Michael Miller, 68, has been one of our directors since February 1992. Mr. Miller is our Lead Director and a member of the Audit Committee and the Chairman of the Compensation Committee. Mr. Miller has been Chairman of the Board and CEO of Aarnel Funding Corporation, a venture capital/real estate company, since 1974, a partner of Independence Realty, an owner and manager of real estate properties, since 1989, and President and CEO of Miller Investment Company, Inc., a private investment company, since 1990. Mr. Miller previously served as President, Secretary, Treasurer, and director of Morlex, Inc., a "blank check" shell public company. Mr. Miller has a long and extensive experience with our business. The Board believes that Mr. Miller's extensive history with our Company coupled with his senior executive, operating, corporate governance, finance and financial accounting oversight experience from publicly and privately held companies qualify him to serve on our Board.

Paul Will, 47, was named CEO in December 2012, and has served as a director since August 2007. He continues to serve as our President, a position he has held since November 2010. He was Vice-Chairman of the Board from August 2007 to December 2012. He was COO and President from July 2011 to December 2012.  He was COO, President, and Assistant Secretary from November 2010 to July 2011, and Executive Vice President, CFO, Assistant Secretary, and Treasurer, from April 2004 to November 2010. He was Executive Vice President, CFO, Assistant Secretary, and Treasurer from February 2004 to April 2004; Executive Vice President, CFO, Secretary, and Assistant Treasurer from May 2002 to January 2004; Executive Vice President, CFO, Assistant Secretary, and Assistant Treasurer from September 2001 to May 2002; Vice President, CFO, Assistant Secretary, and Assistant Treasurer from December 2000 to September 2001; Vice President, CFO, and Secretary from December 1998 to December 2000; Vice President, Secretary, and Controller from September 1996 to December 1998; Vice President and Controller for Celadon Trucking Services, Inc. from January 1996 to September 1996; and Controller from September 1993 to January 1996. Mr. Will is a certified public accountant and formerly served as Chairman of the American Trucking Associations' National Accounting and Finance Council. The Board believes that Mr. Will's significant knowledge and thorough understanding of our business operations and industry, which is attributed to his long-term professional experience with our Company, and financial background qualify him to serve on our Board. Mr. Will's experience serving in various positions within our Company provides us with unique insight into the different challenges and opportunities facing the Company.

Pursuant to Section 145 of the Delaware General Corporation Law, our certificate of incorporation provides that we shall, to the full extent permitted by law, indemnify all of our directors, officers, incorporators, employees, and agents against liability for certain of their acts. Our certificate of incorporation also provides that, with a number of exceptions, none of our directors shall be liable to us for damages for breach of a fiduciary duty as a director.

CORPORATE GOVERNANCE
Applicable Corporate Governance

Our Common Stock has been listed on the New York Stock Exchange (the "NYSE") since November 2009 and we are subject to the NYSE listing standards, including those related to corporate governance. Prior to listing on the NYSE, our Common Stock was traded on the Nasdaq Global Select Market ("NASDAQ"), and we were subject to the NASDAQ listing standards, including those related to corporate governance. As a publicly traded company, we are also subject to the rules and regulations of the Securities and Exchange Commission ("SEC").

The Board of Directors

Meetings. Our Board of Directors held six (6) meetings during the fiscal year ended June 30, 2013. No director attended less than 75% of the meetings of the Board of Directors and of each committee on which he or she served. In addition, all directors are encouraged to attend the Annual Meeting, although we do not have a formal policy regarding director attendance at annual stockholder meetings. All of our then-current directors attended the Annual Meeting of Stockholders following our 2012 fiscal year.

Independent Directors. Our Compensation Committee, which is also responsible for the nomination of candidates for the Board of Directors, has reviewed (i) the SEC regulatory and NYSE listing standards for assessing the independence of our directors and director nominees, (ii) the criteria for determining each such individual's independence specifically for purposes of serving on the Audit Committee and Compensation Committee and as an "audit committee financial expert," and (iii) each such individual's professional experience, education, skills, ability to provide differences of viewpoint, and other qualities among our Board membership.  After concluding its review, the Compensation Committee submitted its independence recommendation for our Board of Directors.  Our Board then made its independence determinations based on the committee's recommendations.

Upon the recommendation of the Compensation Committee, the Board has determined that the following directors are “independent” under NYSE Rule 303A.02: Anthony Heyworth, Catherine Langham, and Michael Miller (collectively, the "Independent Directors"). Except in their capacities as directors or as holders of an immaterial amount of securities of other entities, none of the Independent Directors either directly or in his or her capacity as a partner, stockholder, officer, or similar position of another organization, has or in the past three years had any business or financial relationship with us or any of our subsidiaries. None of the Independent Directors or any of their immediate family members has or had any of the disqualifying relationships with us or our subsidiaries specified in NYSE Rule 303A.02.

Executive Sessions. In 2013, pursuant to NYSE Rule 303A.03, our Independent Directors held six (6) meetings, referred to as “executive sessions,” at which only the Independent Directors were present. Mr. Miller currently serves as the Lead Outside Director and will continue in that capacity following the Annual Meeting. The Lead Outside Director acts as the lead independent director and is the presiding director for all executive sessions. Our Independent Directors will continue to hold at least two meetings annually at which only independent directors are present.

Board Leadership Structure.  The Board is currently composed of five (5) directors. Stephen Russell has been our Chairman of the Board since the Company’s inception and served as the CEO from July 1986 until December 2012, when Paul Will became the CEO. Prior to December 2012, we believe that having Mr. Russell serve in both roles was optimal considering his experience with the Company and the suitability of this structure for facilitating proper and efficient Board functioning and communication. Mr. Miller served as the lead independent director while Mr. Russell served as both Chairman and CEO until December 2012. As the Company has continued to grow and our industry becomes increasingly complex, we believed it was appropriate to split the positions of Chairman and CEO between Mr. Russell and Mr. Will, respectively, which occurred in December, 2012. This modified structure allows the Chairman and CEO to dedicate more time to the demands and responsibilities of each individual position, which we believe is an ideal structure as we continue to grow. Mr. Miller continues to serve as the lead independent director.

Risk Oversight. The Board of Directors has assigned the assessment of risk to the Audit Committee. Management reports to the Audit Committee with respect to the overall enterprise risk environment, including both business and financial risk, of the Company’s operations. The Audit Committee works closely with management to identify and evaluate risk and reports directly to the Board of Directors. Assigning risk assessment responsibilities to the Audit Committee has had no effect on the leadership structure of our Board of Directors.

Communications with the Board of Directors. Our Board of Directors has adopted procedures by which our stockholders may communicate with members of the Board of Directors, including the independent directors, individually or as a group. If you wish to communicate with the entire Board of Directors, you may send correspondence to them addressed as follows: The Board of Directors, Celadon Group, Inc., c/o Paul Will – President and CEO, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235. Written communications addressed in this manner will be copied and distributed to each director at or prior to the next meeting of the Board of Directors. If you wish to communicate with an individual director, you may send correspondence addressed to him or her as follows: Name – Director, Celadon Group, Inc., c/o Paul Will – President and CEO, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana 46235. Written communications received in this manner will not be opened, but rather delivered unopened to the director to whom they are addressed at or prior to the next meeting of the Board of Directors, following clearance through normal security procedures.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee and a Compensation Committee. The Board of Directors does not maintain any other standing committees.

Audit Committee

Functions, Meetings, and Composition of the Audit Committee.  The responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below. The Audit Committee met five (5) times during fiscal 2013. Mr. Heyworth, Ms. Langham, and Mr. Miller served on the Audit Committee, with Mr. Heyworth serving as the chairperson. Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NYSE Rule 303A.07. Specifically, each member of the Audit Committee:

•	is independent under NYSE Rule 303A.02;
•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
•	is financially literate, as our Board of Directors has interpreted such qualification in its business judgment.

Audit Committee Financial Expert. The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 407(d)(5)(ii) of Regulation S-K, currently serves on the Audit Committee. The Board of Directors has identified Mr. Heyworth as an audit committee financial expert. Mr. Heyworth is "independent", as independence for audit committee members is defined under applicable SEC and NYSE rules. The Board of Directors has determined that Mr. Heyworth possesses adequate accounting and related financial management expertise, as our Board interprets such qualifications in its business judgment under relevant SEC and NYSE rules.

Audit Committee Charter. Our Audit Committee operates pursuant to a written charter detailing its purpose, powers, and duties. The Audit Committee reviews and reassesses the adequacy of its formal written charter on an annual basis. A copy of the Audit Committee's current charter is available on our website at www.celadontrucking.com.

Audit Committee Report. In performing its duties, the Audit Committee, as required by applicable SEC rules, issues a report recommending to the Board of Directors that our audited financial statements be included in the Form 10-K, and relating to certain other matters, including the independence of our public accounting firm. The fiscal 2013 Report of the Audit Committee is set forth below.

The Report of the Audit Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Report of the Audit Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Audit Committee Report for Fiscal 2013

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reports and financial reporting processes and financial reporting internal control systems. Management has primary responsibility for the preparation, accuracy, integrity, and fair presentation of our financial statements and the overall reporting process, including maintenance of our internal control systems. We retain an independent registered public accounting firm that is responsible for conducting an independent audit of our financial statements, the effectiveness of management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed our financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and our independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent registered public accounting firm.

For the fiscal year ended June 30, 2013, the Audit Committee reviewed and discussed the audited financial statements for such fiscal year with management and KPMG, our independent registered public accounting firm during such fiscal year. Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Item 2-07 of Regulation S-X (Communication with Audit Committees) of the SEC and Statement on Auditing Standards No. 61, (Communication with Audit Committees,), as amended,  (AICPA, Professional Standards, Vol. I, AU Section 380) and as adopted by the PCAOB in Rule 3200T, and as superseded by Statement on Auditing Standards No. 114 (The Auditor's Communication With Those Charged With Governance) adopted by the PCAOB, which include, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The Audit Committee has received the written disclosures from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.

The Audit Committee met with representatives of the independent registered public accounting firm without management present on four (4) occasions during fiscal 2013. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Form 10-K for the year ended June 30, 2013, for filing with the SEC.

Audit Committee
Anthony Heyworth, Chairman
Catherine Langham
Michael Miller

Compensation Committee

Functions, Meetings, and Composition of the Compensation Committee.  The Compensation Committee reviews all aspects of compensation of our executive officers, recommends director nominees for the selection by the Board of Directors, and makes recommendations on such matters to the full Board of Directors. The Compensation Committee met five (5) times during fiscal 2013. Mr. Heyworth, Ms. Langham, and Mr. Miller served as the Compensation Committee in fiscal 2013, with Mr. Miller serving as the chairperson.

Role of the Compensation Committee.  The Compensation Committee was formed in September 1993. The Compensation Committee is responsible for determining the compensation program for our executive officers, including the Chairman, our CEO and President, our Chief Financial Officer, and our three other most highly compensated executive officers whose total compensation was $100,000 or more for the fiscal year ended June 30, 2013 (collectively, the "Named Executive Officers"). The Compensation Committee is responsible for annually reviewing and approving annual base salary compensation for the Named Executive Officers. The Compensation Committee establishes and administers the bonus compensation program, which is re-evaluated each fiscal year, pursuant to which certain of our employees and executive officers may be eligible to receive bonuses. The Compensation Committee administers the Incentive Plan, and, subject to the provisions of the Incentive Plan, determines grants under the Incentive Plan for all employees, including the Named Executive Officers. The Compensation Committee also considers and if appropriate, recommends for selection, nominees for the Board of Directors. Subject to certain restrictions, when it deems appropriate, the Compensation Committee may form and delegate to subcommittees the authority to undertake any of the foregoing responsibilities.

Compensation Committee Member Independence.  Each member of our Compensation Committee satisfies the independence and compensation committee membership criteria set forth in NYSE Rules 303A.02(a)(ii) and 303A.05.  In determining the independence of our Compensation Committee members, the Board considered several relevant factors, including each director's source of compensation and affiliations.  Specifically, each member of the Compensation Committee (i) is independent under NYSE Rule 303A.02, (ii) meets the independence criteria in Rule 10C-1(b)(1) of the Exchange Act, (iii) did not directly or indirectly accept any consulting, advisory, or other compensatory fee from the Company, (iv) is not affiliated with the Company, any Company subsidiary, or any affiliate of a Company subsidiary, and (v) does not have any other relationship with the Company that is material to the director's ability to be independent from management in connection with the duties of a Compensation Committee member. Furthermore, none of our Compensation Committee members had any business or personal relationship with any compensation consultant, legal counsel, or other advisor that was selected by or provided advice to our Compensation Committee in fiscal 2013.

Compensation Committee Charter. Our Compensation Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  A copy of the Compensation Committee's current charter is available on our website at www.celadontrucking.com.

Report of the Compensation Committee. In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Report of the Compensation Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Compensation Committee Report for Fiscal 2013

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended June 30, 2013, and that the information contained in this report be incorporated by reference into the Celadon Group, Inc. Annual Report on Form 10-K for the year ended June 30, 2013.

Compensation Committee
Michael Miller, Chairman
Anthony Heyworth
Catherine Langham

Compensation Committee Interlocks and Insider Participation. Mr. Heyworth, Ms. Langham, and Mr. Miller served as the Compensation Committee in fiscal 2013. During fiscal 2013, no Compensation Committee member was an officer or employee for the Company. There were no interlocking relationships between our directors and executive officers and the executive officers and directors of any other entity that might affect the compensation of our executive officers.  For a description of other transactions between us and other directors and executive officers, see "Certain Relationships and Related Transactions" below.

Director Nomination Process. The Compensation Committee recommends director nominees for selection by the Board of Directors. Our Board of Directors has adopted a policy of re-nominating incumbent directors who continue to satisfy the criteria for Board of Directors membership, whom the Compensation Committee believes continue to make important contributions to the Board of Directors, and who consent to continue to serve on the Board of Directors.

In filling vacancies on the Board of Directors, the Compensation Committee will solicit recommendations for nominees from persons that the Compensation Committee believes are (i) likely to be familiar with our needs and (ii) qualified candidates. These persons may include members of the Board of Directors and management, advisors to us, or professional search firms.

Consideration of Director Candidates Recommended by Stockholders The Compensation Committee also will consider proposed director nominees recommended by stockholders, provided that the following procedural requirements are satisfied. Director nominee recommendations should be mailed via certified mail, return receipt requested, and addressed to Director Nomination, Celadon Group, Inc., c/o Paul Will – President and CEO, 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235. In order to be considered, a stockholder recommendation must: (i) be received at least 120 days prior to the anniversary of the mailing date of our proxy statement for the prior year's Annual Meeting of Stockholders (by July 4, 2014 for director candidates to be considered for nomination for election at the Annual Meeting of Stockholders following the end of fiscal year 2014), however, if the date of such Annual Meeting of Stockholders is more than thirty days before or after December 11, 2014, then the deadline for submitting any director candidates for nomination for election at such Annual Meeting of Stockholders will be a reasonable time before we begin to print or mail such proxy materials; (ii) contain sufficient background information, such as a resumé and references, to enable our Compensation Committee to make a proper judgment regarding the proposed nominee's qualifications; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director, if elected, and a representation that such proposed nominee qualifies as "independent" under NYSE Rule 303A.02 or, if the proposed nominee does not qualify, a description of the reason(s) he or she is not "independent"; (iv) state the name and address of the stockholder submitting the recommendation and the number of shares of our common stock owned of record or beneficially by such stockholder; and (v) if submitted by a beneficial stockholder, be accompanied by evidence (such as a recent brokerage statement) that the person making the recommendation beneficially owns shares of our common stock.

Criteria for Evaluating Director Nominees. In evaluating potential nominees, including potential nominees properly submitted by stockholders, our Compensation Committee will review the background and qualifications to determine the suitability of any potential nominee to serve on the Board of Directors. Specifically, the Compensation Committee will evaluate their skill, expertise, diversity, personal and professional integrity, character, business judgment, dedication, and time availability to serve on the Board of Directors. Other relevant factors are considered when the Compensation Committee considers such factors appropriate in the context of the needs of the Board of Directors and the Company.

With regard to specific qualities and skills, the Compensation Committee does not have any minimum qualifications that must be met to be considered. However, our Board of Directors believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NYSE 303A.02 and applicable SEC rules; (ii) at least three members of the Board of Directors satisfy the audit committee membership independence criteria specified in NYSE 303A.02; and (iii) at least one member of the Board of Directors, eligible to serve on the Audit Committee, have sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K.

Board Diversity. In recommending candidates for the Board of Directors, the Compensation Committee considers Board diversity with an emphasis on diverse backgrounds, skills, and experience that will be beneficial to the Company.

Our Executive Officers

Set forth below is certain information regarding our current executive officers, with the exception of our CEO Mr. Will. See "Nominees for Directorships" above for information concerning the business experience of Mr. Will. All executive officers are elected annually by the Board of Directors.

Kenneth Core, 63, has been our Vice President and Secretary since January 2004. He was Vice President of Risk Management from July 2000 to December 2003. He served in various capacities at Builders Transport, Inc. and CRST, Inc. for over twenty-eight years, most recently as Vice President of Risk Management prior to joining the Company in July 2000. Mr. Core has served on the American Trucking Associations' Litigation Center Board of Directors since 2005 and has served on the Board of Directors of Polaris Captive Insurance Company since 2006.

Jonathan Russell, 42, has been our President of Asset Light Business Units since November 2010.  He was our Executive Vice President Logistics and President of TruckersB2B (a former wholly owned subsidiary of the Company in which we currently own a 35% interest) from August 2006 to November 2010. He was President of TruckersB2B from May 2003 to July 2006. He was Chief Operating Officer of TruckersB2B from May 2002 to April 2003. He was Vice President of Operations for TruckersB2B from May 2000 to April 2002. Prior to joining TruckersB2B, Mr. Russell had been a Vice President in the Global Corporate Investment Bank of Citigroup for six years. While at Citigroup, Mr. Russell was responsible for the management of Citibank's New York Treasury non-dollar fixed-income portfolio.

Eric Meek, 33, has been our Executive Vice President, Chief Financial Officer and Treasurer since April 2012.  He served as our Vice President, Treasurer, and Principal Financial Officer from November 2010 to April 2012. He served Celadon Trucking Services, Inc. as Vice President of Finance and Treasurer from December 2008 to November 2010, Director of Finance from March 2006 to December 2008, and as a Financial Analyst from March 2004 to March 2006. Prior to joining Celadon Trucking Services, Inc., Mr. Meek worked as an auditor for Ernst & Young.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. The Code of Business Conduct and Ethics includes provisions applicable to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, which constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. A copy of the Code of Business Conduct and Ethics is available on our website at www.celadontrucking.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors and executive officers and any persons owning more than ten percent (10%) of our common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they filed. Based solely upon a review of the copies of such forms furnished to us, we believe that none of our officers, directors, and greater than 10% beneficial owners failed to file on a timely basis the reports required by Section 16(a). The exception was that Kenneth Core, William E. Meek, Jonathan Russell, and Paul Will each failed to timely file one transaction on a Form 4. Each of these transactions involved restricted stock grants. Copies of Section 16(a) forms that our directors and officers file with the SEC are accessible through our website at www.celadontrucking.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Proxy Statement discusses the executive compensation of our Named Executive Officers and explains to our stockholders how our executive compensation programs, policies, and decisions are made with respect to the compensation of our Named Executive Officers.  In the Compensation Discussion and Analysis below, we also discuss and analyze our executive compensation program, including the various types of compensation awarded under the program, and the corresponding compensation amounts for each Named Executive Officer.

This Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative discussions) and the Committees of the Board of Directors – The Compensation Committee section contained in this Proxy Statement.  As noted in that section, our Compensation Committee, which is comprised only of directors who satisfy applicable SEC and NYSE independence requirements, oversees and administers our executive compensation policies and practices.

Overview and Philosophy of Compensation

We believe the quality, skills, and dedication of our executive officers are critical factors affecting our long-term value and success. Our philosophy of executive compensation is to provide overall compensation levels that (i) attract and retain talented executives and motivate those executives to achieve superior results, (ii) foster employee commitment, (iii) align executives' interests with our corporate strategies, our business objectives, and the long-term interests of our stockholders, and (iv) enhance executives' incentives to increase our stock price and maximize stockholder value. In many instances, we build our compensation elements around long-term retention and development together with annual rewards. To this end, we have sought to provide competitive levels of compensation that integrate pay with our annual and long-term performance goals and reward performance.

The Compensation Committee oversees all of our executive officer compensation arrangements. The Compensation Committee has the specific responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our CEO, (ii) evaluate the performance of our CEO in light of those goals and objectives, (iii) consider factors related to our performance as a company, including accomplishment of our long-term business and financial goals, and (iv) determine and approve the compensation level of our CEO based upon such evaluation. The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances. In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives' interests with the interests of our stockholders. The Compensation Committee must also review and approve all forms of incentive compensation, including annual cash bonuses, stock option grants, restricted stock grants, and other forms of incentive compensation granted to our executive officers. The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the executive officers other than the CEO.

Role of Stockholder "Say-on-Pay"

At our 2012 Annual Meeting, we held an advisory vote on executive compensation, commonly known as "say-on-pay."  While the vote is advisory and non-binding, the Compensation Committee reviewed, and will continue to consider, the voting results to determine the cause of any significant negative voting results.  Approximately 97% of the votes cast (excluding abstentions) at our 2012 Annual Meeting were in favor of the non-binding proposal on executive compensation, and the Compensation Committee considered this outcome to be an endorsement of our compensation policies and procedures.

Elements of Compensation

Our compensation program for executive officers has two major elements, which are fixed and incentive compensation.  The total compensation for executive officers consists of one or more of the following components: (i) base salary, (ii) incentive compensation, which may include a performance-based annual bonus and long-term equity incentive awards, which in recent years have been in the form of restricted stock grants, (iii) other compensation, including specified perquisites, and (iv) employee benefits, which are generally available to all of our employees.

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive's total compensation, the Compensation Committee considers whether the total compensation is fair and reasonable to us, internally appropriate based upon our culture, goals, initiatives, and the compensation of our other employees, and within a reasonable range of the compensation afforded by other opportunities, overall economic conditions, and our recent historical performance. The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive's leadership, integrity, individual performance, prospect for future performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial results, the creation of stockholder value, and current and past compensation. In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation. The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.  The Compensation Committee also takes into account the tax and accounting consequences associated with each element of compensation.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Compensation Committee, the Compensation Committee's general understanding of compensation levels of public companies, and the historical compensation levels of the executive officers.

We generally do not rely on rigid formulas, other than performance measures under our annual bonus program, or short-term changes in business performance when setting compensation. In addition, the Compensation Committee engaged Towers Watson in May 2011 to provide independent and unbiased external advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our then CEO, President and COO, and President of Asset Light Business Units. The information provided included compensation trends and practices in our industry, competitive peer companies, historical compensation statistics, and market survey data.  While Towers Watson provided general guidance on our executive compensation program, they did not specifically determine or recommend any amounts or forms of compensation for any executive officers or directors. The Compensation Committee has used this advice and information as a reference point in reviewing our executive compensation program. However, while this report provided useful compensation guidance, the modifications to the structure of our senior management with respect to our Chairman and CEO have diminished the extent to which this report will be a useful reference point in the future. With respect to compensation of executives other than the CEO, we also consider the recommendations of the CEO.

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract and retain highly qualified executives, but not at a level that allows the executives to achieve the overall compensation they desire.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on our business objectives, which include creating stockholder value.  In determining base salaries, we consider the executive's current salary and the executive's qualifications and experience, including, but not limited to, the executive's length of service with us, the executive's industry knowledge, and the executive's leadership, integrity, scope of responsibilities, dedication to us and our stockholders, past performance, and future potential of providing value to our stockholders.  Towers Watson provided the Compensation Committee with information on the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in their 2011 report prepared for us. At that time the report concluded that the base salaries paid to the Named Executive Officers reviewed were toward the upper end of the competitive range when compared to the Towers Watson competitive peer group, while our base salaries were generally closer to the median of salaries paid in the general industry group. The Compensation Committee considered this information to obtain a broad understanding of such companies’ compensation practices; however, the Compensation Committee did not benchmark salary or total executive compensation against the executive compensation of any other company or group of companies. We set our base salaries at a level that allows us to pay a portion of an executive officer's total compensation in the form of incentive compensation (including annual cash bonuses and long-term incentives) and perquisites.  We believe this mix of compensation helps us incentivize our executives to maximize stockholder value in the long run.  We consider adjustments to base salaries annually and as needed in respect of changes in responsibilities to reflect the foregoing factors but do not apply a specific weighting to such factors.

Incentive Compensation

Long-Term Incentives

Our Incentive Plan is a broad-based equity plan that we use to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce our performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) align our executives' and stockholders' long-term interests by creating a strong, direct link between executive pay and stockholder return.  The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by using equity-based awards (which often value a company's long-term prospects).   Over time, the Compensation Committee expects to grant equity compensation using restricted stock.

Other aspects of the equity compensation portion of the program include the following:

•
a target run rate of equity grants equivalent to 1% to 2% of outstanding shares granted per year, with a fair value (considering stock options at their Black-Scholes value upon issuance and restricted stock at the closing stock price on the date of issuance) equal to approximately 1% of market capitalization annually;

•	a target grant date value equal to approximately 1.0 to 1.5 times base salary; and

•	time vesting of restricted stock over four years.

The Compensation Committee considered various alternatives for providing long-term incentive compensation and determined that time-vested restricted stock (which provides upside potential and downside exposure) is advisible, as it does not involve the accounting complexity of performance vesting stock.  In their 2011 report, Towers Watson concluded that the awards under our Incentive Plan have generally been at the upper end of the competitive range when compared to the Towers Watson competitive peer group and had at the time of their report generally been closer to the average range when compared to the broader transportation industry and general industry group. In determining our long-term incentive compensation, our Compensation Committee evaluates which equity award vehicles achieve the best balance between providing appropriate long-term incentive compensation and creating long-term stockholder value.

Performance-Based Annual Bonuses

Consistent with our goal to improve our consolidated operating ratio, the Compensation Committee reviews results of operation and earnings per share for determining whether to grant performance-based bonuses and the amount of such bonuses, if any.  In fiscal 2012, we adopted a bonus program that awarded annual bonuses based on the achievement of certain earnings per share thresholds and the discretion of the Compensation Committee. The total amount of each bonus under the bonus program was based on target bonus amounts as a percentage of the Named Executive Officer’s annual salary. We did not adopt a similar plan for fiscal 2013, but recently adopted one for fiscal 2014. In their 2011 report, Towers Watson found that our performance-based bonus targets at the time of their report were consistent with the Towers Watson competitive peer group and general industry group, and noted that our performance-based bonus payment had generally been slightly above the median of our competitive peer group. When making determinations related to grants of performance-based bonuses, the Compensation Committee considers various factors, including Company performance, operating metrics, and individual performance and responsibilities. The annual bonuses granted for fiscal 2013 were granted on the basis of improved earnings per share, our long-term financial goals, the composition of each Named Executive Officer's total compensation, and the ability of each Named Executive Officer to impact our performance and contribute to improved financial results. Specific criteria evaluated by the Compensation Committee in granting these discretionary bonuses are described in more detail below.

Other Compensation

We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program.  We believe that these benefits generally allow our executives to work more efficiently in the execution of their duties.  The costs of these benefits constitute only a small percentage of each executive's total compensation.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation.

Employee Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) Plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.

Compensation Paid to Our Named Executive Officers

Compensation Paid to Our Chief Executive Officer

Mr. Stephen Russell founded Celadon Group, Inc. in 1985 and has been our Chairman from our inception until December 2012. In December 2012, Mr. Will assumed the Chief Executive Officer role previously held by Mr. Stephen Russell. The Compensation Committee increased Mr. Stephen Russell's base salary during 2012 to $735,000 annually from $700,000 annually in light of Mr. Stephen Russell's leadership responsibilities and his past compensation. His salary remained at $735,000 during fiscal 2013. With respect to the other aspects of Mr. Stephen Russell's compensation, with his transition from CEO, the Compensation Committee determined that he would not participate in future annual equity grants and his salary would remain constant at $735,000 for a four year term. In connection with this transition, the Compensation Committee voted to accelerate the vesting of 157,000 previously unvested shares of restricted stock and 47,000 previously unvested incentive stock options held by Mr. Russell. In July 2013, after reviewing the results of the Company during fiscal 2013, including the contributions to those results made by Mr. Stephen Russell, the Compensation Committee granted Mr. Russell a discretionary performance bonus of $50,000. This discretionary bonus was provided in recognition of Mr. Russell's contributions to improved Company performance in fiscal 2013, including improvements in earnings per share. During 2013, we also provided Mr. Stephen Russell with a company vehicle, 401(k), a term life insurance policy, medical, dental, and group life insurance.  Please see Employment Agreements for recent changes to Mr. Stephen Russell's compensation.

Mr. Will has served our Company in many roles since joining us in 1993, including his role as President since November 2010. In December 2012, Mr. Will became our CEO. In January 2013, Mr. Will’s base salary was increased to $500,000 annually from $420,000 annually, and Mr. Will was granted 50,000 shares of restricted stock under the Incentive Plan, which will vest ratably over four years. These changes were made after the Compensation Committee considered Mr. Will’s base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and the historic and recent performance of the Company. In July 2013, after reviewing the results of the Company during fiscal 2013, the Compensation Committee granted Mr. Will a discretionary performance bonus of $350,000. When granting this bonus, the Compensation Committee considered (i) the magnitude of Mr. Will's ability to impact corporate performance based on his responsibilities, including his assumption of increased responsibilities arising from his transition to the CEO position, (ii) the composition of Mr. Will's total compensation package, (iii) our long-term financial goals, and (iv) the improvement in the Company's financial results and Mr. Will's continued contributions to those results. Mr. Will was also provided a company vehicle, 401(k), a term life insurance policy, medical, dental, and group life insurance.

Compensation Paid to Our Other Named Executive Officers

For all Named Executive Officers other than our Chairman, the form and amount of compensation was recommended by the Chairman.  As discussed above, the Compensation Committee relied on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at public companies to determine that the Chairman’s recommendations with respect to the compensation levels and forms were appropriate for fiscal 2013.  For fiscal 2013, the form of compensation paid to our Named Executive Officers was generally consistent with past years, with compensation consisting primarily of base salary, discretionary cash bonuses based on overall company performance and individual performance, and equity compensation in the form of restricted stock grants.  For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results for the periods ended June 30, 2012 and 2013, the duties and responsibilities of each Named Executive Officer, and the length of time each Named Executive Officer has been with us, as further described in each executive's biographical information found herein.

In January 2013, Mr. Jonathan Russell’s base salary was increased to $335,000 annually from $320,000 annually.  In January 2013, the Compensation Committee reviewed and approved Mr. Core’s base salary to be increased to $150,000 annually from $145,000 annually. Mr. Meek’s salary was increased to $220,000 annually from $180,000 annually in January 2013. These increases were granted by the Compensation Committee based on the scope of responsibilities and changes thereto, with the increase to Mr. Meek's salary also arising from the increase in responsibilities associated with his role as our Executive Vice President and Chief Financial Officer.

The Compensation Committee also made grants of restricted shares to each of the other Named Executive Officers.  After considering previous restricted stock grants and stock option grants to each Named Executive Officer, other than the Chairman and CEO, in prior years and each Named Executive Officer's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, the Compensation Committee granted: (i) Mr. Jonathan Russell 25,000 restricted shares, (ii) Mr. Core 5,000 restricted shares, and (iii) Mr. Meek 25,000 restricted shares.  All shares were granted in January 2013.  All grants will vest ratably over four years. The Compensation Committee believes its fiscal 2013 restricted stock grants provide an appropriate mix of long-term incentive based compensation to our Named Executive Officers, while encouraging each Named Executive Officer to work toward achieving the Company's goal of continued financial improvement.

The Compensation Committee met in July 2013 to discuss potential 2013 bonus awards for the Named Executive Officers.  The Compensation Committee reviewed the performance of the executive team and significant improvements in our earnings per share.  After reviewing the results of the Company and the contributions made by each officer, the Compensation Committee awarded discretionary performance bonuses in the following amounts: Mr. Jonathan Russell - $160,000, Mr. Core - $35,000, and Mr. Meek -$160,000, each related to results achieved and the contribution by each recipient to those results for fiscal 2013. The annual bonus granted to Mr. Jonathan Russell was attributed to his increased responsibilities related to his transition to the position of President of Asset Light Business Units, improved earnings for our asset light business units, and increased overall Company earnings, to which Mr. John Russell has contributed. Mr. Meek's bonus was awarded as a result of improved company performance and Mr. Meek's increased responsibilities with regard to his transition to the position of Executive Vice President and Chief Financial Officer. Mr. Core's bonus was awarded as a result of improved company performance and in recognition of his continued service as Vice President and Secretary.

We also provided Mr. Jonathan Russell with a company vehicle and each Named Executive Officer with 401(k), medical, dental, and group life insurance. Each perquisite is designed to help the Officer more effectively carry out their responsibilities for us.

Compensation Decisions with Respect to 2014

The Compensation Committee annually reviews and considers increases in the base salaries of our Named Executive Officers, as well as proposals to grant equity awards to each Named Executive Officer based on the number of restricted shares granted to each Named Executive Officer in prior years and each Named Executive Officer's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, as described above.  As of September 2013, management had not proposed and the Compensation Committee had not considered any changes to the salaries of our Named Executive Officers.  Nevertheless, the Compensation Committee may consider changes to the Named Executive Officers' base salaries and grants of equity awards to the Named Executive Officers in future meetings.

In October 2013, the Compensation Committee approved a cash bonus program for fiscal 2014 (the "2014 Bonus Program") for certain Named Executive Officers.  Under the 2014 Bonus Program, the Compensation Committee adopted the following target bonus amounts for each of the officers listed below:

Name and Position	Target Bonus as a Percentage of Annualized Current Salary	Target Bonus in Dollars
Paul Will, CEO and President	65%	$325,000

William E. Meek, Executive Vice President, CFO, and Treasurer	50%	$110,000

Jonathan Russell, President of Asset Light Business Units	50%	$167,500

As part of the 2014 Bonus Program, the Compensation Committee established the following allocation for attainment of the fiscal 2014 cash bonus:

Bonus Criteria	Percentage of Bonus
Earnings Per Share Target	70%

Discretionary Amount	30%

For the earnings per share target, the recipients may earn between 0% and 200% of the portion of such target, depending on the level of performance.  Earnings per share is equal to diluted earnings per share as reflected in our audited financial statements, excluding any gain or loss attributable to extraordinary non-cash items.  The bonus amounts are linear in between the identified earnings per share targets and adjusted for the pro forma impact of any acquisitions or dispositions.

Diluted EPS Calculation
Fiscal 2014 EPS	Percentage of Target Bonus
<$1.10	0%
$1.10	50%
$1.20	100%
$1.30	150%
$1.40	200%

The Compensation Committee viewed the 2014 performance targets as reflecting a range of performance that is achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2014 performance targets do not reflect any view of management or the Compensation Committee concerning earnings expectations for the year.

Employment Agreements

We have a separation agreement with Mr. Will, our President and CEO. We have also recently entered into a service agreement with Mr. Stephen Russell that will replace his current employment agreement upon the date of the Annual Meeting. The agreement with Mr. Will reflects the fact that a significant portion of his total compensation may, at any point in time, consist of unvested stock options or restricted stock holdings and that some measure of protection against a possible, but unpredictable, action of successor corporations is desirable for both Mr. Will and the Company. This agreement also reduces the risk that alignment between the interests of Mr. Will will be decoupled from our stockholders' interests by a change-in-control event. The payout provisions under this agreement were established based on prevailing market practice.

In October 2013, we entered into a service agreement with Mr. Stephen Russell, effective as of the date of the Annual Meeting, which will supersede our current employment agreement with Mr. Stephen Russell. The current employment agreement with Mr. Stephen Russell provides that upon the occurrence of a change in control (as defined in the employment agreement) Mr. Stephen Russell may be entitled to receive certain payments and benefits from us. Specifically, if (i) at any time within two years of a change in control or within 180 days prior to a change in control, Mr. Stephen Russell's employment is terminated by us without cause or by Mr. Stephen Russell for cause or (ii) at any time during the ninety day period immediately following the date which is six months after the change in control Mr. Stephen Russell terminates his employment for any reason, Mr. Stephen Russell shall be entitled to receive from us (1) a lump sum payment in an amount equal to three times his base salary and three times the highest annual bonus paid to him within three years prior to the change in control; (2) any accrued benefits; (3) a pro-rata portion of the bonus for the fiscal year in which the change in control occurs; (4) continued medical and dental benefits for himself and eligible dependents for thirty-six months; (5) outplacement services for one year; and (6) upon the occurrence of the change in control, full and immediate vesting of all stock options and equity awards.  The agreement also provides that Mr. Stephen Russell is entitled to receive a gross-up payment on any payments made to him that are subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if the total payments made to Mr. Stephen Russell do not exceed 110% of the greatest amount that could be paid to him, such that the receipt of payments would not give rise to any excise tax, then no gross-up payment will be made and the payments made to Mr. Stephen Russell, in the aggregate, will be reduced to an amount that would result in no excise tax being triggered.

Under our recently adopted service agreement with Mr. Stephen Russell, effective as of the date of the Annual Meeting, Mr. Russell will continue in his position as Chairman in a non-employee role. His compensation under the service agreement will be $300,000 per year, versus his current annual salary of $735,000. The term of the service agreement will be two years from the effective date thereof, with a one-year renewal option upon mutual agreement of us and Mr. Stephen Russell. Mr. Stephen Russell will be prevented under the service agreement from competing with us for two years following termination of the agreement or his resignation. If the service agreement is terminated by us or by Mr. Stephen Russell for any reason other than for cause or upon the death of Mr. Stephen Russell, we will pay Mr. Stephen Russell the balance owed under the service agreement as of the date of termination. The service agreement also allows Mr. Stephen Russell to retain any previously granted stock options that have vested and provides that he may exercise those options until ninety days after his resignation or termination.

Mr. Will is party to a separation agreement with us whereby we have the right at any time, with or without prior written notice, to terminate his employment or obtain his resignation. The agreement provides that in the event of termination of employment, Mr. Will will be entitled to receive from us: (i) a lump-sum payment in an amount equal to one year's salary less normal withholding; (ii) a pro-rata bonus payment equal to the then current bonus formula for the time employed in the then current fiscal year up to the date of termination in that fiscal year less normal withholdings; (iii) a lump sum payment equal to twelve months of COBRA premiums for the group medical and dental plans; and (iv) a lump sum payment equal to twelve months car allowance.  In addition, in such event, Mr. Will will be entitled to exercise any vested or unvested stock options he then has in accordance with the terms of the Incentive Plan, for a period of one year from the termination of his employment.

Currently, we do not have any other employment contracts, severance agreements, change in control agreements, non-competition agreements, separation agreements, or other arrangements with any of our other Named Executive Officers that would provide for payment or benefit to a Named Executive Officer at, following, or in connection with a change in control, a change in a Named Executive Officer's responsibilities, or a Named Executive Officer's termination of employment, including registration, severance, retirement, or constructive termination. The Compensation Committee will continue to evaluate the Company’s needs on this issue from time-to-time.

Other Policies and Considerations

Risk Considerations Regarding Compensation

We believe our compensation policies and practices for executive and non-executive employees create appropriate and meaningful incentives for our employees and encourage the avoidance of excessive or inappropriate risks.  Our Compensation Committee assesses the risks that could arise from such policies and practices by regularly reviewing the various elements and aspects of our compensation, including base salaries, incentive compensation (which includes long-term equity awards and performance-based annual bonuses), perquisites, employee benefits, and other compensation.  Upon concluding such assessment, the Compensation Committee determined that our compensation policies and practices do not create risks that are reasonably likely to have a materially adverse impact on us.  In making this determination, our Compensation Committee primarily considered the following factors:

•
Our general compensation structure utilizes a combination of short-term (such as base salary and performance-based annual bonuses) and long-term (equity awards) elements.  This balanced mix aligns our compensation with the achievement of short- and long-term Company goals, promotes short- and long-term executive decision-making, and does not encourage or incentivize excessive or unreasonable risk-taking by employees in pursuit of short-term benefits.

•
Variable compensation elements are based on financial results, including earnings per share, our long-term financial goals, the composition of each Named Executive Officer's total compensation, and the ability of each Named Executive Officer to impact our performance and contribute to improved financial results.

•	The Compensation Committee is comprised of only independent directors who review and make compensation decisions based on objective measurements and payment methodologies.
•	Base salaries for our employees are competitive and generally consistent with salaries paid for comparable positions in our industry.
•
Our internal controls over financial reporting, audit practices and corporate codes of ethics and business conduct were implemented to reinforce the balanced compensation objectives established by our Compensation Committee.

Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal 2011, 2012, and 2013 awarded to, earned by, or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(3) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation(5) ($)	Total ($)
Stephen Russell, Chairman	2013	735,000	50,000	1,792,638	(6)	189,378	(6)	607,162	(7)	40,135	3,414,313
	2012	714,000	-	527,154		207,336		546,000	(4)	41,068	2,035,558
	2011	700,000	-	481,278		391,234		375,000	(4)	47,301	1,994,813
Paul Will, President and CEO	2013	452,000	350,000	489,016		91,271		433,687	(7)	38,193	1,854,167
	2012	378,000	-	294,319		132,574		405,000	(4)	31,434	1,241,327
	2011	331,539	68,250	233,798		220,386		214,988	(4)	40,007	1,108,968
Eric Meek, Executive Vice President, Chief Financial Officer and Treasurer	2013	196,000	160,000	124,383		19,257		-		2,682	502,322
	2012	142,499	125,000	47,612		20,248		-		2,428	337,787
	2011	121,346	30,000	26,029		8,700		-		2,241	188,316
Jonathan Russell, President of Asset Light Business Units	2013	326,000	160,000	277,976		46,278		-		9,672	819,926
	2012	293,000	-	175,705		53,293		250,000	(4)	14,077	786,075
	2011	256,539	53,625	169,226		68,206		168,919	(4)	14,565	731,080
Kenneth Core, Vice President and Secretary	2013	149,353	35,000	36,485		19,257		-		2,609	242,704
	2012	135,696	40,000	24,782		22,063		-		3,797	226,338
	2011	131,965	30,000	35,065		13,557		-		2,794	213,831

(1)
See "Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Compensation Paid to our Named Executive Officers – "Compensation Paid to Our Chief Executive Officer" and "Compensation Paid to Our Other Named Executive Officers" for a description of the fiscal 2013 bonus amounts.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of stock awards granted to each Named Executive Officer, in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to Note 1, Organization and Summary of Significant Accounting Policies and Note 5, Stock Plans, of our consolidated financial statements in the Form 10-K for the year-ended June 30, 2013, as filed with the SEC on September 13, 2013. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers. For information on the valuation assumptions with respect to grants made prior to fiscal 2013, refer to the notes of our financial statements as provided in the Form 10-K for the respective year-end. See the Grants of Plan-Based Awards table for information on awards made in fiscal 2013. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes for the fair value of stock options granted to each Named Executive Officer in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to Note 1, Organization and Summary of Significant Accounting Policies and Note 5, Stock Plans, of our consolidated financial statements in the Form 10-K for the year-ended June 30, 2013, as filed with the SEC on September 13, 2013. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(4)
This represents the dollar amount earned by Messrs. Stephen Russell, Will, and Jonathan Russell pursuant to the 2012 Bonus Plan for achieving certain performance targets as provided in the 2012 Bonus Plan.

(5)	See the All Other Compensation Table for additional information.
(6)
This amount represents the dollar amount recognized for the acceleration of vesting of 157,000 unvested shares of restricted stock and 47,000 incentive stock options in connection with Mr. Stephen Russell’s transition from the CEO position to his position solely as Chairman, with the incremental fair value calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions, refer to Note 1, Organization and Summary of Significant Accounting Policies and Note 5, Stock Plans, of our consolidated financial statements in the Form 10-K for the year-ended June 30, 2013, as filed with the SEC on September 13, 2013. These amounts reflect our accounting expense and does not correspond to the actual value recognized by Mr. Stephen Russell.

(7)
This amount represents the dollar amount recognized for financial statement reporting for SAR grants that vested and exercised during 2013.  This amount also represents the amount received by the Named Executive Officer for fiscal 2013.

All Other Compensation Table

The following table describes each component of the "All Other Compensation" column in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits ($)		Insurance Premiums ($)		Company Contribution to 401(k) Plans ($)	Severance Payments / Accruals ($)	Total ($)
Stephen Russell	2013	14,130	(1)	22,817	(3)	3,188	-	40,135
Paul Will	2013	17,200	(2)	16,255		4,737	-	38,193
Eric Meek	2013	-		930		1,752	-	2,682
Jonathan Russell	2013	5,785		930		2,957	-	9,672
Kenneth Core	2013	260		698		1,652	-	2,609

(1)	This amount includes (i) $13,875 for a company automobile and (ii) $255 for health and wellness benefits.
(2)	This amount includes (i) $16,875 for a company automobile and (ii) $325 for health and wellness benefits.
(3)
This amount represents: (i) an insurance premium payment of $19,420 for a $2,000,000 term life insurance policy, (ii) $930 in long-term disability premium payments, and (iii) $2,467 in exec-u-care medical payments.

Narrative to Summary Compensation Table

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during fiscal 2013.

Name	Grant Date	All Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(1) ($)
Stephen Russell	12/6/2012	-		189,378	(3)
Paul Will	1/22/2013	50,000	(2)	1,028,000
Eric Meek	1/22/2013	25,000		514,000
Jonathan Russell	1/22/2013	25,000	(2)	514,000
Kenneth Core	1/22/2013	5,000		102,800

(1)
This column represents the grant date fair value of the stock awards under FASB ASC Topic 718 granted to the Named Executive Officers during fiscal 2013. The fair value of the equity awards is accounted for in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions, refer to Note 1, Organization and Summary of Significant Accounting Policies and Note 5, Stock Plans, of our consolidated financial statements in the Form 10-K for the year-ended June 30, 2013, as filed with the SEC on September 13, 2013. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)
On January 22, 2013, we awarded restricted stock to certain Named Executive Officers. These shares will vest over a four year period, (25% vests on 1/22/14, 25% vests on 1/22/15, 25% vests on 1/22/16, and 25% vests on 1/22/17).

(3)
Represents the dollar amount recognized for the acceleration of vesting of 47,000 incentive stock options in connection with Mr. Stephen Russell’s transition from the Chief Executive Officer position, with the incremental fair value calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions, refer to Note 1, Organization and Summary of Significant Accounting Policies and Note 5, Stock Plans, of our consolidated financial statements in the Form 10-K for the year-ended June 30, 2013, as filed with the SEC on September 13, 2013. This amount reflects our accounting expense and do not correspond to the actual value recognized by Mr. Stephen Russell.

Narrative to Grants of Plan-Based Awards

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of the equity grants made during fiscal year 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all stock option grants and stock awards held by our Named Executive Officers as of June 30, 2013. All stock option grants and equity incentive plan awards are in shares of our common stock.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Stephen Russell	1/12/06	283,500	-		12.81	1/12/16	-		-
	10/26/07	228,284	-		8.67	10/26/17	-		-
	1/26/10	94,000	-		9.86	1/26/20	-		-
Paul Will	1/12/06	85,050	-		12.81	1/12/16	-		-
	10/26/07	147,206	-		8.67	10/26/17	-		-
	1/26/10	53,250	17,750	(2)	9.86	1/26/20	-		-
	1/26/10	-	-		-	-	8,750	(2)	159,688
	1/21/11	-	-		-	-	17,000	(4)	310,250
	1/24/12	-	-		-	-	37,500	(7)	684,375
	1/22/13	-	-		-	-	50,000	(9)	912,500
Eric Meek	1/12/06	3,780	-		12.81	1/12/16	-		-
	11/2/09	-	-		-	-	1,000	(1)	18,250
	11/2/10	-	-		-	-	1,500	(3)	27,375
	1/21/11	5,000	5,000	(4)	14.39	1/21/21	-		-
	7/27/11	-	-		-	-	3,750	(5)	68,438
	10/25/11	-	-		-	-	3,750	(6)	68,438
	4/24/12	-	-		-	-	3,750	(8)	68,438
	01/22/13	-	-		-	-	25,000	(9)	456,250
Jonathan Russell	1/12/06	18,900	-		12.81	1/12/16	-		-
	10/26/07	25,000	-		8.67	10/26/17	-		-
	1/26/10	27,000	9,000	(2)	9.86	1/26/20	-		-
	1/26/10	-	-		-	-	4,250	(2)	77,563
	1/21/11	-	-		-	-	11,000	(4)	200,750
	1/24/12	-	-		-	-	22,500	(7)	410,625
	1/22/13	-	-		-	-	25,000	(9)	456,250
Kenneth Core	1/12/06	9,450	-		12.81	1/12/16	-		-
	10/26/07	10,000	-		8.67	10/26/17	-		-
	1/26/10	-	-		-	-	750	(2)	13,688
	11/2/10	-	-		-	-	1,500	(3)	27,375
	1/21/11	5,000	5,000	(4)	14.39	1/21/21	-		-
	10/25/11	-	-		-	-	2,250	(6)	41,063
	01/22/13	-	-		-	-	5,000	(9)	91,250

(1)	This amount represents unvested restricted stock grants. The grants vest over a four year period (25% vested on 11/2/10, 25% vested on 11/2/11, 25% vested on 11/2/12, and 25% vests on 11/2/13).
(2)
This amount represents unvested options and unvested restricted stock. The options and restricted stock, respectively, vest over a four year period (25% vested on 1/26/11, 25% vested on 1/26/12, 25% vested on 1/26/13, and 25% vests on 1/26/14).

(3)	This amount represents unvested restricted stock grants. The grants vest over a four year period (25% vested on 11/2/11, 25% vested on 11/2/12, 25% vests on 11/2/13, and 25% vests on 11/2/14).
(4)
This amount represents unvested options and unvested restricted stock grants. The options and restricted stock will vest over a four year period (25% vested on 1/21/12, 25% vested on 1/21/13, 25% vests on 1/21/14, and 25% vests on 1/21/15).

(5)	This amount represents unvested restricted stock grants. The grants vest over a four year period (25% vested on 7/27/12, 25% vested on 7/27/13, 25% vests on 7/27/14, and 25% vests on 7/27/15).
(6)	This amount represents unvested restricted stock grants. The grants vest over a four year period (25% vested on 10/25/12, 25% vests on 10/25/13, 25% vests on 10/25/14, and 25% vests on 10/25/15).
(7)	This amount represents unvested restricted stock grants. The grants vest over a four year period (25% vested on 1/24/13, 25% vests on 1/24/14, 25% vests on 1/24/15, and 25% vests on 1/24/16).
(8)	This amount represents unvested restricted stock grants. The grants vest over a four year period (25% vested on 4/24/13, 25% vests on 4/24/14, 25% vests on 4/24/15, and 25% vests on 4/24/16).
(9)	This amount represents unvested restricted stock grants. The grants vest over a four year period (25% vested on 01/22/13, 25% vests on 01/22/14, 25% vests on 01/22/15, and 25% vests on 01/22/16).

Option Exercises and Stock Vested

The following table sets forth information concerning the vesting of certain option and stock awards in fiscal 2013 for our Named Executive Officers.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen Russell	80,000	1,630,400	157,000	2,631,320
Paul Will	-	-	29,750	621,685
Eric Meek	2,000	41,880	5,500	90,215
Jonathan Russell	-	-	17,250	360,555
Kenneth Core	-	-	2,250	40,388

(1)	The Named Executive Officer acquired shares when a portion of the relevant stock award vested in fiscal 2013.

Pension Benefits

We do not offer, and the Named Executive Officers did not participate in, any pension plan during any period while employed by us.

Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors for fiscal 2013.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)		Total ($)
Anthony Heyworth	57,500	70,999	(3)	128,499
Catherine Langham	55,000	70,999	(3)	125,999
Michael Miller	72,500	70,999	(3)	143,499

(1)	This column represents the amount of cash compensation earned in fiscal 2013 by non-employee directors for service on the Board of Directors and on the Audit Committee and Compensation Committee.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2013 for the fair value of stock awards granted to each non-employee director in fiscal 2013 in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value is calculated using the closing price of our stock on the date of grant. For additional information on the valuation assumptions, refer to Note 1, Organization and Summary of Significant Accounting Policies and Note 5, Stock Plans, of our consolidated financial statements in the Form 10-K for the year-ended June 30, 2013, as filed with the SEC on September 13, 2013. These amounts reflect our accounting expense related to the awards and do not correspond to the actual value that will be recognized by the directors.

(3)
On November 16, 2012, each non-employee director received 4,471 shares of our common stock, determined by dividing the current year's director compensation subject to payment in common stock by the closing market price of our common stock on the date of grant, or $15.88 per share. These shares are subject to certain holding and other restrictions.

Narrative to Director Compensation

For fiscal 2013, directors who are not our employees received annual compensation consisting of cash compensation of $50,000, plus an additional $2,500 for serving on a committee, $2,500 for serving as a committee chair, and, for Mr. Miller, $15,000 for serving as lead director. There were no fees paid for meeting attendance. In addition, we established equity compensation for our non-employee directors of approximately $71,000, consisting of a number of shares of restricted stock equal to $71,000 divided by the closing stock price on the date of the grant (rounded to the nearest share). Accordingly, at the 2012 Annual Meeting, each of our non-employee directors received equity compensation of approximately $71,000, consisting of a number of shares of restricted stock equal to $71,000 divided by the closing stock price on the date of the grant (rounded to the nearest share), which resulted in each of our non-employee directors receiving restricted stock awards in the amount of 4,471 shares. The restricted stock awards will vest entirely on the date of the 2013 Annual Meeting. The shares must be held for a minimum of two years following the vesting date so long as the recipient remains a director.

For fiscal 2014, the annual compensation program for directors will remain the same as in fiscal 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 14, 2013, the number and percentage of outstanding shares of our common stock beneficially owned by (i) each person known by us to beneficially own more than five percent (5%) of the outstanding shares of the common stock, (ii) each of our Named Executive Officers, (iii) each of our directors, and (iv) all of our directors and executive officers as a group.  Share numbers and other information for T. Rowe Price Associates, Inc. ("T. Rowe") and The Vanguard Group, Inc. (“Vanguard”) included in the following table and notes are solely based upon Schedules 13G and 13G/A filed by T. Rowe and Vanguard with the SEC on February 11, 2013, and February 12, 2013, respectively. We had issued and outstanding 23,287,798 shares of common stock as of October 14, 2013.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class(2)
Common Stock	Stephen Russell	1,310,365	(3)	5.51%
Common Stock	Paul Will	608,506	(4)	2.58%
Common Stock	Jonathan Russell	259,669	(5)	1.11%
Common Stock	Kenneth Core	67,372	(6)	*
Common Stock	Eric Meek	53,000	(7)	*
Common Stock	Michael Miller	85,865	(8)	*
Common Stock	Anthony Heyworth	97,020	(9)	*
Common Stock	Catherine Langham	34,895	(10)	*
Common Stock	T. Rowe Price Associates, Inc.	1,318,800	(11)	5.66%
Common Stock	The Vanguard Group, Inc.	1,287,705	(12)	5.53%
Common Stock	All directors and executive officers as a group (8 persons) (13)	2,516,692		10.39%

*	Represents beneficial ownership of not more than 1% of the outstanding common stock.
(1)
The address of each Named Executive Officer and other directors is 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana 46235. The address of T. Rowe is 100 E. Pratt Street, Baltimore, Maryland 21202.  The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
Beneficial ownership is calculated in accordance with the rules of the SEC. A person is deemed to have "beneficial ownership" of any security that he or she has a right to acquire within sixty days following October 14, 2013. Shares of common stock underlying stock options that are currently exercisable or will be exercisable within sixty days following October 14, 2013 are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of all executive officers and directors as a group, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity. As a result, the denominator used in calculating beneficial ownership percentages among our stockholders and management may differ. As of October 14, 2013, our executive officers and directors held shares of common stock underlying stock options currently exercisable or that will become exercisable within sixty days following October 14, 2013 in the following amounts: Mr. Stephen Russell – 505,784; Mr. Will – 285,506; Mr. Jonathan Russell – 70,900; Mr. Core – 24,450; Mr. Meek – 8,780; Mr. Miller – 16,875; Mr. Heyworth – 25,875 shares; and Ms. Langham – 0 shares.

(3)
Includes: (a) 758,581 shares held directly by Mr. Stephen Russell, (b) 505,784 shares covered by stock options granted to Mr. Stephen Russell that are currently exercisable or that will become exercisable within sixty days, and (c) 46,000 shares held by Mr. Stephen Russell's spouse, of which Mr. Stephen Russell disclaims beneficial ownership for purposes of Section 16 or for any other purpose.

(4)
Includes: (a) 143,000 shares held directly by Mr. Will, (b) 285,506 shares covered by stock options granted to Mr. Will that are currently exercisable or that will become exercisable within sixty days, and (c) 180,000 shares held by Mr. Will's wife, of which Mr. Will disclaims beneficial ownership for purposes of Section 16 or for any other purpose.

(5)
Includes: (a) 183,282 shares held directly by Mr. Jonathan Russell, (b) 70,900 shares covered by stock options granted to Mr. Jonathan Russell that are currently exercisable or that will become exercisable within sixty days, and (c) 5,487 shares held by Mr. Jonathan Russell's sons, of which Mr. Jonathan Russell disclaims beneficial ownership for purposes of Section 16 or for any other purpose.

(6)
Includes: (a) 42,922 shares held directly by Mr. Core, and (b) 24,450 shares covered by stock options granted to Mr. Core that are currently exercisable or that will become exercisable within sixty days.

(7)
Includes: (a) 44,220 shares held directly by Mr. Meek, and (b) 8,780 shares covered by stock options granted to Mr. Meek that are currently exercisable or that will become exercisable within sixty days.

(8)
Includes: (a) 68,990 shares held directly by Mr. Miller, and (b) 16,875 shares covered by stock options granted to Mr. Miller that are currently exercisable or that will become exercisable within sixty days.

(9)
Includes: (a) 71,145 shares held directly by Mr. Heyworth, and (b) 25,875 shares covered by stock options granted to Mr. Heyworth that are currently exercisable or that will become exercisable within sixty days.

(10)	Represents 34,895 shares held directly by Ms. Langham.
(11)	Represents 1,318,800 shares beneficially owned by T. Rowe, (a) 90,400 shares over which it has sole voting power, and (b) 1,313,300 shares over which it has sole dispositive power.
(12)	Represents 1,287,705 shares beneficially owned by Vanguard, (a) 24,114 shares over which it has sole voting power, and (b) 1,127,516 shares over which it has sole dispositive power.
(13)	Includes all directors and our Named Executive Officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee has established procedures relating to the review, approval, or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 402(a) of Regulation S-K) had or will have a direct or indirect material interest ("Interested Transactions"). Upon review of the material facts of all Interested Transactions, the Audit Committee will either approve or disapprove the Interested Transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are arms'-length and the extent of the related person's interest in the transaction. No director may participate in any discussion or approval of an Interested Transaction for which he is a related party. If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party. Although not evidenced in writing, we feel these policies and procedures best serve the Company and therefore we follow them closely. Each year our directors and officers are asked to disclose any Interested Transaction and are reminded that Interested Transactions should be brought to the Audit Committee's attention prior to consummation so any such transactions or relationships may be reviewed.

Mr. Stephen Russell is the father of Mr. Jonathan Russell, and all arrangements between the Company and Mr. Jonathan Russell are described elsewhere in this proxy statement.

See "Corporate Governance – The Board of Directors – Committees of the Board of Directors – Compensation Committee – Compensation Committee Interlocks and Insider Participation" for a description of transactions between us and members of our Compensation Committee or their affiliates.

PROPOSAL NO. 2 – ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this Proxy Statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers as disclosed on pages 12 to 24.

As described in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective		How Our Executive Compensation Program Achieves This Objective

Attract and retain talented executives and motivate those executives to achieve superior results.	•	We link compensation to achievement of goals and continued employment with the Company. We also utilize multi-year vesting requirements for equity-based compensation to promote long-term ownership.

Align executives' interests with our corporate strategies, our business objectives, and the long-term interests of our stockholders.	•
Annual cash bonuses for each of our Named Executive Officers are based on criteria that are important to our success. In fiscal 2013, the Compensation Committee considered our financial performance, our long-term financial goals, the composition of each Named Executive Officer's total compensation, the ability of each Named Executive Officer to impact our performance and contribute to improved financial results, and the individual performance and responsibilities of our Named Executive Officers, but did not adopt specific performance targets. The fiscal 2014 bonus plan is based on a target bonus as a percentage of the salary of each Named Executive Officer, with the total cash award increasing linearly if certain earnings per share thresholds are achieved.

Enhance executives' incentives to increase our stock price and maximize stockholder value.	•	Annual cash incentives based on our financial performance keep management focused on near-term results.
•
The equity compensation component, which includes awards such as stock options and restricted stock grants, provides balance to our other elements of our compensation program and creates incentive for executives to increase stockholder value over an extended period of time.

	•	We attempt to keep base salaries relatively low and weight overall compensation toward incentive and equity-based compensation.

Approximately 97% of the votes cast (excluding abstentions) at our 2012 Annual Meeting were in favor of the non-binding proposal on executive compensation, and the Compensation Committee considered this outcome to be an endorsement of our compensation policies and procedures. We urge stockholders to read the Compensation Discussion and Analysis beginning on page 12 of this Proxy Statement for more information on our executive compensation policies and procedures.  The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals.

Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal No. 2:

"RESOLVED, that the stockholders approve, in an advisory, non-binding vote, the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion."

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

PROPOSAL 3

APPROVAL OF THE SECOND AMENDMENT TO THE
CELADON GROUP, INC.  2006 OMNIBUS INCENTIVE PLAN
Introduction

At the Annual Meeting, our Stockholders are being asked to approve a proposed second amendment to the Celadon Group, Inc. 2006 Omnibus Incentive Plan (the "Incentive Plan") to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares, which would result in approximately 819,913 shares being reserved for future awards following such increase, and (ii) reset the term of the Incentive Plan to expire on October 2, 2023, with respect to the ability to grant new awards (collectively, the "Second Amendment").  Upon the recommendation of the Compensation Committee, the Board of Directors has approved the Second Amendment and has directed that it be submitted for stockholder approval at the Annual Meeting.  If approval of the Second Amendment is not obtained at the Annual Meeting from our Stockholders, the Incentive Plan as initially approved in January 2006, as amended in November 2008, will remain in full force and effect, and we may not have sufficient ability to grant equity awards to retain, motivate, and attract new and existing key employees, directors, officers, and eligible participants (collectively, “Participants”).

This summary of the Second Amendment is qualified in its entirety by reference to the text of the Second Amendment, a copy of which is included as Appendix A to this Proxy Statement.  You are urged to read the actual text of the Second Amendment and the Incentive Plan in their entirety.  Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given to such terms in the Second Amendment and Incentive Plan.

Background

In October 2005, our Board of Directors approved the Incentive Plan subject to the approval of our stockholders, which approval was granted in January 2006.  On November 2008, our stockholders approved an amendment to the Incentive Plan (the "First Amendment"). Unless otherwise defined herein, capitalized terms used herein have the meanings given such terms in the Incentive Plan, as amended.

The purposes of the Incentive Plan are to: (i) provide our employees with an opportunity to purchase Common Stock in a manner that reinforces our performance goals and provides an incentive to continue employment with us and work toward our long-term growth, development, and financial success; (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives and reward such employees by the issuance of equity grants so that these directors and employees will contribute to and participate in our long-term performance; and (iii) align our executives' and stockholders' short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.  In furtherance of these purposes, the Incentive Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to our employees, directors, and consultants.

When originally adopted, there were 750,000 shares available under the Incentive Plan.  The Board of Directors declared 3-for-2 stock splits on all shares of our outstanding common stock effective February 2006 and June 2006.  The Incentive Plan provides for adjustment in the number of shares available for issuance upon such events.  Giving effect to the appropriate adjustments, an aggregate 1,687,500 shares of stock were originally reserved for issuance under the Incentive Plan. In November 2008, the stockholders approved the First Amendment to, among other things, increase the number of shares available under the Incentive Plan by 1,000,000 shares. Of these shares, as of June 30, 2013, we had made award grants covering 2,617,587 shares, net of all shares that have been cancelled or forfeited.  This left only 69,913 shares remaining for future Awards at such date, subject to adjustment for forfeitures and any applicable adjustment events. As a result, there are currently insufficient shares available to fulfill the objectives contained in the Incentive Plan.  In order to increase the maximum number of shares available under the Incentive Plan, on October 2, 2023, upon the recommendation of the Compensation Committee, the Board of Directors adopted the Second Amendment to the Incentive Plan to increase by 750,000 the number of shares of the Company's Common Stock reserved for issuance of stock grants, options, and other equity awards to our employees, directors, and consultants. The Second Amendment would result in approximately 819,913 shares being reserved for future awards following such increase, subject to approval by our Stockholders at the Annual Meeting.

The number of shares available for future Awards excludes 1,139,790 shares as of June 30, 2013, issuable upon exercise of currently outstanding stock options under the Incentive Plan and our prior stock option plan, the Celadon Group, Inc. 1994 Stock Option Plan, as amended and restated (the "1994 Plan").  No additional awards may be made under the 1994 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE SECOND AMENDMENT TO THE CELADON GROUP, INC. 2006 OMNIBUS INCENTIVE PLAN TO (i) INCREASE BY 750,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE OF STOCK GRANTS, OPTIONS, AND OTHER EQUITY AWARDS TO THE COMPANY'S EMPLOYEES, DIRECTORS, AND CONSULTANTS, WHICH WOULD RESULT IN APPROXIMATELY 819,913 SHARES BEING RESERVED FOR FUTURE AWARDS FOLLOWING SUCH INCREASE, AND (ii) RESET THE TERM OF THE INCENTIVE PLAN TO EXPIRE ON OCTOBER 2, 2023, WITH RESPECT TO THE ABILITY TO GRANT NEW AWARDS.

Reasons for Seeking Stockholder Approval of the Amendment

The Board of Directors believes that our success in executing our strategy is largely due to the efforts of our hard-working employees and that our future success will depend on our ability to continue to attract and retain high caliber employees. The Board of Directors believes that equity-based grants to employees are a highly effective recruiting and retention tool that allows our employees to share in the ownership of our Company and contribute to our revenue and earnings growth by aligning the long-term interests of our management and employees with those of our stockholders.

The Compensation Committee, which administers the Incentive Plan, believes that the increase in the number of shares of Common Stock available for issuance under the Incentive Plan is necessary for us to continue to offer our employees and directors an effective and competitive equity incentive program. The Compensation Committee believes that if additional shares are not available for stock grants, we would be required to discontinue or significantly curtail our current equity incentive program, which could have an adverse impact on our ability to attract and retain employees and directors.

The Compensation Committee believes that resetting the term of Incentive Plan is also necessary for us to continue offering an effective and competitive equity incentive program in the future. Under Section 422 of the Internal Revenue Code of 1986 (the “Code”), an option granted to an individual for any reason connected with that person's employment by a corporation to purchase stock of the corporation only qualifies as an "incentive stock option" under the code if the option is granted within ten years of the date the plan is adopted. This limitation prevents us from offering incentive stock options under the current plan after October 2015. By resetting the term of the Incentive Plan from the date the Second Amendment is adopted, we will be able to continue providing incentive stock options until October 2, 2023.

Description of the Incentive Plan and the Second Amendment

In January 2006, our stockholders approved the Incentive Plan, which replaced the 1994 Plan.  In November 2008, our stockholders approved the First Amendment to, among other things, increase the number of shares available under the Incentive Plan by 1,000,000. If approved by our Stockholders at the Annual Meeting, the Second Amendment will be effective as of December 11, 2013, its approval date.  The principal provisions of the Incentive Plan, as amended by the First Amendment and Second Amendment, are summarized below. This summary is qualified in its entirety by reference to the text of the Incentive Plan, as amended. The Second Amendment is attached as Appendix A to this Proxy Statement. You are urged to read the actual text of the Incentive Plan, as amended, in its entirety.

The Incentive Plan authorizes the grant of Performance Awards, stock options, stock appreciation rights, Stock Awards, Restricted Stock Unit Awards, performance units, any other form established by the Compensation Committee pursuant to Section 4.2(j) of the Incentive Plan, or a combination thereof.  Each Award is subject to the terms, conditions, restrictions, and limitations of the Incentive Plan and the Award Notice for such Award.  Under the Incentive Plan, Awards made under a particular Article of the Incentive Plan need not be uniform and Awards under two or more Articles of the Incentive Plan may be combined into a single Award Notice.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Each of our Named Executive Officers is eligible to participate in our Incentive Plan.  We use our Incentive Plan to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce our performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) align our executives' and stockholders' short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.

The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to the Company's short-term performance.  Awards with multiple-year vesting schedules create an incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based upon the growth of the stock price.  Such awards also incentivize executives to remain with us over an extended period of time.  Thus, we believe our Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.  A description of the awards that may be made pursuant to our Incentive Plan follows.  Such descriptions are qualified in their entirety by reference to the text of the Incentive Plan.

Stock Options.  Pursuant to the Incentive Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of common stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Incentive Plan vest and become exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee.  Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Code.  The exercise price per share of common stock for any stock option cannot be less than 100% of the fair market value of a share of common stock on the day that the stock option is granted.  In addition, the term of the stock option may not exceed ten years.  In case of an incentive stock option granted to an employee Participant who owns, directly or indirectly (as determined by reference to Section 424(d) of the Code), at the time the option is granted, stock possession more than 10 percent of the total combined voting power of our stock, the exercise price per share of common stock for any stock option will not be less than 110% of the fair market value of a share of common stock on the day that the stock option is granted, and the term of the stock option may not exceed five years. The exercise price of any stock option granted pursuant to the Incentive Plan may not be subsequently reduced by amendment or cancellation and substitution of such stock option or any other action of the Compensation Committee without stockholder approval, subject to the Compensation Committee's authority to adjust awards upon certain events as set forth in the Incentive Plan.  The type (incentive or non-qualified), vesting, exercise price, and other terms of each stock option is set forth in the award notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Compensation Committee and applicable law, shares of common stock, a combination of cash and shares of common stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

Stock Appreciation Rights.  The Compensation Committee may grant awards in the form of stock appreciation rights, either in tandem with a stock option ("Tandem SARs") or independent of a stock option ("Freestanding SARs").  The exercise price of a stock appreciation right is an amount determined by the Compensation Committee, but in no event is such amount less than 100% of the fair market value of a share of common stock on the date that the stock appreciation right was granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option.  A Tandem SAR is exercisable to the extent its related stock option is exercisable.  Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the stock option exercise price per share of common stock, times (ii) the number of shares of common stock covered by the stock option which is surrendered.  Upon the exercise of a stock option as to some or all of the shares of common stock covered by such stock option, the related Tandem SAR is automatically canceled to the extent of the number of shares of common stock covered by the exercise of the stock option.

Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price, times (ii) the number of shares of common stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting, and other terms of each stock appreciation right is set forth in the award notice for such stock appreciation rights.  Payment of stock appreciation rights may be made in shares of common stock or in cash, or partly in shares of common stock and partly in cash, as determined by the Compensation Committee.

Other Stock-Based Awards.  The Compensation Committee may grant awards in the form of stock awards (for either unrestricted or restricted shares of common stock), restricted stock unit awards, and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, common stock.  Such other stock-based awards are in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of common stock (or the equivalent cash value of such shares of common stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.  In addition, the Compensation Committee may choose, at the time of grant of a stock-based award, or any time thereafter up to the time of the payment of such award, to include as part of such award an entitlement to receive dividends or dividend equivalents on the shares of common stock underlying such award, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee may establish.  The restrictions, conditions, and other terms of each stock-based award are set forth in the award notice for such award.

Performance Units.  The Compensation Committee may grant awards in the form of performance units, which are units valued by reference to designated criteria established by the Compensation Committee other than common stock.  Performance units are in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.  The form, applicable conditions, and other terms of each performance unit are set forth in the award notice for such performance unit.

Performance Awards.  Performance awards are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Compensation Committee identifies each year as being important to our success.  Performance awards are awards structured to qualify as deductible "performance-based" compensation for purposes of Section 162(m) of the Code.  Performance awards may take the form of cash, stock awards, restricted stock unit awards, or performance units that are conditioned upon the satisfaction of enumerated performance criteria during a stated performance period, which awards, in addition to satisfying the requirements otherwise applicable to that type of award generally, also satisfy the requirements of performance awards under the Incentive Plan.

Performance awards must be based upon one or more of the following performance criteria: (a) revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), (b) net revenues, (c) fuel surcharges, (d) accounts receivable collection or days sales outstanding, (e) cost reductions and savings (or limits on cost increases), (f) safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), (g) operating income, (h) operating ratio, (i) income before taxes, (j) net income, (k) earnings before interest and taxes (EBIT), (l) earnings before interest, taxes, depreciation, and amortization (EBITDA), (m) adjusted net income, (n) earnings per share, (o) adjusted earnings per share, (p) stock price, (q) working capital measures, (r) return on assets, (s) return on revenues, (t) debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), (u) productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), (v) cash position, (w) return on stockholders' equity, (x) return on invested capital, (y) cash flow measures (including, without limitation, free cash flow), (z) market share, (aa) stockholder return, (bb) economic value added, or (cc) completion of acquisitions (either with or without specified size).  In addition, the Compensation Committee may establish, as an additional performance measure, the attainment by a participant of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.  The performance goals set by the Compensation Committee may be expressed on an absolute and/or relative basis, and may include comparisons with our past performance (including the performance of one or more of our divisions) and/or the current or past performance of other peer group companies or indices.

For each performance period, the Compensation Committee designates, in its sole discretion, within the initial period allowed under Section 162(m) of the Code which persons are eligible for performance awards for such period, the length of the performance period, the types of performance awards to be issued, the performance criteria to be used to establish performance goals, the kind or level of performance goals, and other relevant matters.

After the close of each performance period, the Compensation Committee determines whether the performance goals for the period have been achieved.  In determining the actual award to be paid to a participant, the Compensation Committee has the authority to reduce or eliminate any performance award earned by the participant, based upon any objective or subjective criteria it deems appropriate.  The award notice for each performance award sets forth or makes reference to the performance period, performance criteria, performance goals, performance formula, performance pool, and other terms applicable to such performance award.

Administration

The Incentive Plan is administered by the Compensation Committee, or such other committee as may be designated by the Board of Directors, which consists of at least two individuals who are intended to qualify both as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and as "outside directors" within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Code.

The Compensation Committee may allocate all or any portion of its responsibilities and powers under the Incentive Plan to any one or more of its members, the Company's CEO, or other senior members of management as the Compensation Committee deems appropriate; however, only the Compensation Committee, or another committee consisting of two or more individuals who qualify both as "non-employee directors" and as "outside directors," may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are "covered employees" pursuant to Section 1.162-27(c)(2) of the Treasury Regulations, or any successor definition adopted under Section 126(m) of the Code.  The Compensation Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

The Compensation Committee has broad authority in its administration of the Incentive Plan, including, but not limited to, the authority to interpret the Incentive Plan; to establish rules and regulations for the operation and administration of the Plan; to select the persons to receive Awards; to determine the form, size, terms, conditions, limitations, and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration and the effect of certain events, such as a change of control in the Company or the Participant's death, disability, retirement or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Incentive Plan; to allow for the deferral of Awards; and to take all other action it deems necessary or advisable to administer the Incentive Plan.

To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Compensation Committee is authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy, or custom.

Shares Available and Maximum Awards

Following the February 2006 and June 2006 3-for-2 stock splits, there were originally 1,687,500 shares of Common Stock reserved for issuance pursuant to the Incentive Plan. After the approval in 2008 of the First Amendment, a total of 2,687,500 shares were available for issuance pursuant to the Incentive Plan. Of these shares, as of June 30, 2013, we had made award grants covering 2,617,587 shares, net of all shares that have been cancelled or forfeited.  This left only 69,913 shares remaining for future Awards, subject to adjustment for forfeitures and any applicable adjustment events.  On October 2, 2013, upon the recommendation of the Compensation Committee, the Board of Directors adopted the Second Amendment to the Incentive Plan to, among other things, increase by 750,000 the number of shares of the Company's Common Stock reserved for issuance of stock grants, options, and other equity awards to the Company's employees, directors, and consultants, which would result in approximately 819,913 shares being reserved for future awards following such increase, subject to approval by our Stockholders at the Annual Meeting.

Any shares subject to outstanding option or restricted stock grants are counted against the shares reserved and available for issuance as one share for every share subject thereto. As of June 30, 2013, we had 1,139,790 shares issuable upon exercise of currently outstanding stock options under the Incentive Plan and the 1994 Plan.  If an option expires or is terminated without having been exercised in full, or if a restricted stock grant is forfeited, the unexercised or forfeited shares will become available for future grant under the Incentive Plan.  The total number of shares reserved and available for issuance under the Incentive Plan is automatically adjusted, without further action by the Board of Directors or stockholders, to reflect stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations, reclassifications, or any similar recapitalizations that affect or modify the number of shares of outstanding Common Stock.

Of the maximum number of shares of Common Stock available under the Incentive Plan, no more than one-half of such maximum number of shares of Common Stock may be used for Awards other than stock options or stock appreciation rights.  The number of shares of Common Stock available under the Incentive Plan shall be adjusted to reflect the occurrence of certain events described under "Proposal 2 Approval of Second Amendment to the Celadon Group, Inc. 2006 Omnibus Incentive Plan – Description of the Incentive Plan — Adjustments Upon Certain Events" below.  Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Compensation Committee's permission for Awards not involving Common Stock, shall be available again for grant under the Plan.  The shares of Common Stock available for issuance under the Incentive Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The maximum Award granted or payable to any one Participant under the Plan for a calendar year, adjusted for the February 2006 and June 2006 3-for-2 stock splits, is 337,500 shares of Common Stock, subject to the Compensation Committee's authority to adjust Awards upon certain events described under " Proposal 2 Approval of the Second Amendment to the Celadon Group, Inc. 2006 Omnibus Incentive Plan – Description of the Incentive Plan — Adjustments Upon Certain Events " below, or, in the event the Award is paid in cash, $2,000,000.

Payment Terms

Awards may be paid in cash, shares of Common Stock, a combination of cash and shares of Common Stock, or in any other permissible form, as the Compensation Committee determines.  Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Compensation Committee deems appropriate, including, in the case of Awards paid in shares of Common Stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Compensation Committee, a Participant may defer payment of any Award, salary, bonus compensation, Company Board of Directors compensation, dividend or dividend equivalent, or any portion thereof.  If permitted by the Compensation Committee, any such deferral shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Compensation Committee for such purpose, on a form provided by the Company.  Further, any deferral must be made in accordance with administrative guidelines established by the Compensation Committee to ensure that such deferrals comply with all applicable requirements of the Code.  Such deferred items may be paid in a lump sum or installments, or credited with interest (at a rate determined by the Compensation Committee) or deemed invested by the Company, as determined by the Compensation Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

The Company will be entitled to deduct from any payment to a Participant under the Incentive Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment.  Subject to certain limitations, the Compensation Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Common Stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes.

Adjustments Upon Certain Events

In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company's capital structure, then the Compensation Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Compensation Committee, in its sole discretion, deems equitable or appropriate. Unless the Compensation Committee determines otherwise, in no event shall an Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code be adjusted to the extent such adjustment would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

Termination and Amendment

The Compensation Committee may suspend or terminate the Incentive Plan at any time for any reason with or without prior notice.  In addition, the Compensation Committee may, from time to time for any reason and with or without prior notice, amend the Incentive Plan in any manner, but may not, without stockholder approval, adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges or quotation systems on which the securities of the Company are listed.  No awards may be made pursuant to the Incentive Plan after October 2, 2023. No amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

Tax Status of Incentive Plan Awards

No person connected with the Incentive Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Incentive Plan, or paid to or for the benefit of a Participant under the Incentive Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Incentive Plan.

Securities Act Registration

The registration with the SEC on Form S-8 of the shares of Common Stock issuable under the Incentive Plan will be post-effectively amended on Form S-8 as soon as practicable, subject to the Stockholders' approval of the Amendment.

Eligible Participants

Participants in the Incentive Plan will be selected by the Compensation Committee from the employees, directors, and consultants of the Company.  As of June 30, 2013, approximately 3,700 employees and three non-employee directors were eligible to participate in the Incentive Plan.  The Incentive Plan also permits the granting of equity awards to eligible consultants.  The number of active engagements with consultants varies from time to time and the Compensation Committee has not historically made grants to these individuals under the Incentive Plan.  As of June 30, 2013, there were no eligible consultants the Compensation Committee would likely consider for the grant of awards.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Compensation Committee.  Only employees, however, are eligible to receive "incentive stock options" within the meaning of Section 422 of the Code.  The Compensation Committee has not determined how many persons are likely to participate in the Incentive Plan over time.  The Compensation Committee intends, however, to grant most Awards to those persons who are in a position to have a significant direct impact on the growth, profitability, and success of the Company, which would include a portion of the Participants in the Incentive Plan.

Incentive Plan Benefits

The following table sets forth certain information regarding grants of equity awards made under the Incentive Plan during fiscal year 2013 to: (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.  Future awards, if any, that will be made to eligible participants under the Incentive Plan are subject to the discretion of the Compensation Committee.  Accordingly, future grants under the Incentive Plan are not determinable.

	Fiscal Year 2013(2)
Name and Principal Position	Dollar Value(1)	Number of Equity Awards
Stephen Russell, Chairman	-	-
Paul Will, President and CEO	$1,028,000	50,000
William E. Meek Executive Vice President, CFO and Treasurer	$514,000	25,000
Jonathan Russell, President of Asset Light Business Units	$514,000	25,000
Kenneth Core, Vice President and Secretary	$102,800	5,000
Executive Group	$2,158,800	105,000
Non-Executive Director Group	$212,997	13,413
Employee Group	$1,141,140	71,000

(1)
Represents the grant date fair value of the stock awards under FASB ASC Topic 718 granted to the listed recipients during fiscal 2013.  The fair value was calculated using the closing price of our common stock on the grant date.  The fair value of the stock awards are accounted for in accordance with FASB ASC Topic 718.  For additional information on the valuation assumptions, refer to Note 1, Organization and Summary of Significant Accounting Policies and Note 5, Stock Plans, of our consolidated financial statements in the Form 10-K for the year-ended June 30, 2013, as filed with the SEC on September 13, 2013. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	Represents the fiscal year 2013 grants that were granted at various dates during the year, all of which were restricted stock.

Additional Information Regarding Stock Options, Warrants, and Rights

Common Stock underlies any grant made by the Compensation Committee of awards in the form of stock options, warrants, or rights.  The Compensation Committee, in its discretion, selects the persons to whom options or restricted stock will be granted, the time or times at which such options or restricted stock will be granted, and the number of shares subject to each such grant.  For this reason, it is not possible to determine the benefits or amounts that will be received by any particular officer or employee, or group of officers or employees, in the future.  The Incentive Plan provides, however, that the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Federal Income Tax Consequences of the Issuance and Exercise of Stock Options

The following is only a summary of the effect of federal income taxation upon us and the participants under the Incentive Plan. It does not purport to be complete and does not discuss all of the tax consequences of a participant's death or the provisions of the income tax laws of any state, municipality, or foreign country in which the participants may reside.

Incentive Stock Options.  A Participant is not treated as receiving taxable income upon either the grant of an Incentive Stock Option (an "ISO") or upon the exercise of an ISO.  However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code.  If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the Participant upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss.  If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs.  If a disqualifying disposition occurs, the Participant realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less.  The balance of the Participant's gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the Participant.

Non-Qualified Stock Options.  A Participant does not recognize any taxable income upon the grant of a Non-Qualified Stock Option (a "NSO"), and we are not entitled to a tax deduction by reason of such grant.  Upon exercise of a NSO, the Participant recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction.  Upon a disposition of shares acquired upon exercise of a NSO by the Participant, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.  Such subsequent disposition by the Participant has no tax consequence to us.

Equity Compensation Plan Information

The following table provides certain information, as of June 30, 2013, with respect to our compensation plans under which shares of Common Stock are authorized for issuance.  The number of shares of Common Stock reflected in column (a) of the following table is comprised of 1,495,753 shares subject to outstanding options, warrants, and rights granted under the Incentive Plan and the 1994 Plan.  The number of shares of Common Stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Incentive Plan as of June 30, 2013, as described below, and neither column (a) nor (c) includes the additional shares reserved for issuance thereunder contemplated by the Second Amendment.  Shares of Common Stock underlying outstanding options granted under the Incentive Plan that are terminated or expire unexercised will be available for future grant.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining eligible for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,495,753	$11.95	69,913
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	1,495,753	$11.95	69,913

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE SECOND AMENDMENT TO THE CELADON GROUP, INC. 2006 OMNIBUS INCENTIVE PLAN TO (i) INCREASE BY 750,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE OF STOCK GRANTS, OPTIONS, AND OTHER EQUITY AWARDS TO THE COMPANY'S EMPLOYEES, DIRECTORS, AND CONSULTANTS, AND (ii) RESET THE TERM OF THE INCENTIVE PLAN TO EXPIRE ON OCTOBER 2, 2023, WITH RESPECT TO THE ABILITY TO GRANT NEW AWARDS.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth herein, we are not aware of any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been our director or executive officer at any time since the beginning of the Company's last fiscal year or any proposed nominee for election as a director, or any associate of any of the foregoing, in any matter to be acted upon at the Annual Meeting, other than the election of directors and the impact on such persons as Participants in the Incentive Plan, which is proposed to be amended.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We engaged BKD LLP (“BKD”) as our independent registered public accounting firm after dismissing KPMG LLP (“KPMG”) in October 2013. A representative from BKD is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

As reported in our Current Report on Form 8-K filed with the SEC on October 8, 2013, our Audit Committee dismissed KPMG as our independent registered public accounting firm, effective October 3, 2013.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended June 30, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of June 30, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During each of the fiscal years ended June 30, 2013 and 2012, and in the subsequent interim period through October 2, 2013, there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures that, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its audit reports.

During the two most recent fiscal years and the subsequent interim period through October 2, 2013, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except with respect to the disclosure of a material weakness in the Company's internal control over financial reporting related to controls to evaluate leases for capital lease or operating lease classification that were not designed to consider all of the relevant lease accounting literature applicable to lease classification, including default provisions related to non-performance criteria.  Based on the evaluation of the Company's disclosure controls and procedures as of March 31, 2012, the Company concluded that, as of such date, the Company’s disclosure controls and procedures were ineffective due to such material weakness. The material weakness was remediated as of June 30, 2012 and resulted in a restatement of the Company's financials through the filing of an amended Annual Report for fiscal 2011 and Quarterly Reports for the first and second quarters of fiscal 2012.

We have provided KPMG with a copy of the foregoing statements. A copy of KPMG’s letter to the SEC, dated October 8, 2013, regarding its agreement with the foregoing statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on October 8, 2013.

Principal Accounting Fees and Services

KPMG billed us the following amounts for services provided in the following categories during the fiscal years ended June 30, 2013 and 2012:

	Fiscal 2013	Fiscal 2012
Audit Fees(1)	$266,775	$345,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0
Total	$266,775	$345,000

(1)
"Audit Fees" represents the aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements and audit of internal controls and review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for that fiscal year.

(2)
"Audit-Related Fees" represents aggregate fees billed, other than Audit Fees, for assurance and related services by the principal independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. We were not billed any Audit-Related Fees in fiscal 2013 or fiscal 2012.

(3)
"Tax Fees" represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning. We were not billed any Tax Fees in fiscal 2013 or fiscal 2012.

(4)
All Other Fees represent the aggregate fees billed for products and services provided by KPMG, other than Audit Fees, Audit-Related Fees, and Tax Fees. We were not billed for any Other Fees in fiscal 2013 or fiscal 2012.

The Audit Committee maintains a policy pursuant to which it pre-approves all audit services and permitted non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence. Under this policy, the Audit Committee pre-approves specific types of categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the independent registered public accounting firm. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the firm in accordance with the annual pre-approval, and the fees for the services performed to date. If management believes that a new service, or the expansion of a current service, provided by the independent registered public accounting firm is necessary or desirable then such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the independent registered public accounting firm to render such services. No audit-related, tax, or other non-audit services were approved by our Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal year ended June 30, 2013.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to the Annual Meeting of Stockholders following our 2014 fiscal year, stockholder proposals intended to be presented at that meeting must be received by us in writing on or before July 4, 2014. However, if the date such Annual Meeting of Stockholders is more than thirty days before or after December 11, 2014, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting of Stockholders will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals intended to be considered at the Annual Meeting of Stockholders following our 2014 fiscal year, but not included in our proxy materials relating to that meeting, by September 17, 2014. Any such proposal received after September 17, 2014, is untimely. However, if the date of such Annual Meeting of Stockholders is more than thirty days before or after December 11, 2014, then the deadline for submitting any such Stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Pursuant to Exchange Act Rule 14a-4(c)(1), the proxy holders designated by an executed proxy in the form accompanying our 2014 Proxy Statement will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be sent to our principal executive offices at 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana, 46235 to the attention of Paul Will, our President and CEO. Stockholder proposals must comply with the rules and regulations of the SEC.

See "Corporate Governance – Committees of the Board of Directors and Director Nominations – Compensation Committee – Director Nomination Process" for information regarding how stockholders can recommend director candidates for consideration by the Compensation Committee.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying form of proxy will have discretionary authority to vote proxies on such matters in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

Celadon Group, Inc.

/s/ Kenneth Core
Kenneth Core
Secretary

November 1, 2013

APPENDIX A

SECOND AMENDMENT
TO THE
CELADON GROUP, INC.
2006 OMNIBUS INCENTIVE PLAN

WHEREAS, Celadon Group, Inc. (the "Company") has adopted that certain 2006 Omnibus Incentive Plan, as amended (the "Plan") for the benefit of key employees and directors of the Company;

WHEREAS, the Plan is administered by the Compensation and Nominating Committee of the Board of Directors of the Company (the "Committee");

WHEREAS, Section 16.4 of the Plan provides that the Committee may amend the Plan from time to time, subject to the approval of the Company's stockholders as required under applicable laws or regulations;

WHEREAS, the Committee approved an amendment to the Plan on August 28, 2008, to increase the number of shares available for issuance under the Plan by 1,000,000, and such amendment was approved by the stockholders of the Company at the Company's annual meeting on November 14, 2008;

WHEREAS, the number of shares of common stock of the Company available for issuance under the Plan is no longer sufficient to fulfill the objectives of the Plan; and

WHEREAS, the Committee desires to further amend the Plan through this Second Amendment to (i) increase the number of shares available for issuance pursuant to the Plan by 750,000 shares, and (ii) to re-set the term of the plan to expire on October 2, 2023, with respect to the ability to grant new awards under the Incentive Plan.

RESOLVED, that the Committee hereby amends the Plan as follows:

1. Section 2.1 of the Plan, entitled "Certain Defined Terms," shall include the following provision:

(bb)           "Term" means the term during which new Awards may be granted under the Plan, which shall be the date on which the Plan was adopted and extending until the Plan expires on October 2, 2023.

        2. Section 6.1 of the Plan is hereby amended and restated in its entirety:

Section 6.1.                      Available Shares.  The maximum aggregate number of shares of Common Stock which shall be available for the grant of Awards under the Plan (including incentive stock options) during its Term shall not exceed 750,000 plus 2,687,500 previously reserved, as adjusted for stock splits (the “Share Reserve”). The Share Reserve shall be subject to adjustment as provided in Section 6.2.  Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock shall be available again for grant under the Plan.  Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the Share Reserve available for delivery under the Plan.  The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.  For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

3. Except as expressly amended hereby, all provisions of the Plan shall remain unmodified and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

4. This Second Amendment is contingent upon and shall have no force or effect until such time as it is approved by the stockholders of the Company.

CELADON GROUP, INC. 9503 EAST 33RD STREET INDIANAPOLIS, IN 46235
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]	KEEP THIS PORTION FOR YOUR RECORDS.
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors.	[ ]	[ ]	[ ]	_______________________________
Nominees

01 Stephen Russell	02 Anthony Heyworth	03 Catherine Langham	04 Michael Miller	05 Paul Will

The Board of Directors recommends you vote FOR proposal 2.
		For	Against	Abstain
2.	Advisory, non-binding vote to approve the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement.	[ ]	[ ]	[ ]

The Board of Directors recommends you vote FOR proposal 3.
	For	Against	Abstain
3.
Approval of the Second Amendment to the 2006 Omnibus Incentive Plan, as amended, to increase by 750,000 the maximum aggregate number of shares of common stock available for the grant of awards under such plan, which would result in approximately 819,913 shares being available under such plan for future awards, and re-set the term of such plan to expire on October 2, 2023, with respect to the ability to grant new awards.
	[ ]	[ ]	[ ]

NOTE: Transact such other business as may properly come before the annual meeting.

For address change / comments, mark here. (see reverse for instructions)	[ ]

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

CELADON GROUP, INC.
Annual Meeting of Stockholders
December 11, 2013 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Stephen Russell, Michael Miller, and Paul Will, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CELADON GROUP, INC. (the "Company") that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, local time on 12/11/2013, at the Company's corporate headquarters and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side